UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _______)

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The York Water Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Date Filed: March 21, 2025

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401
March 25, 2025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF THE YORK WATER COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at The Appell Center for the Performing Arts, 50 North George Street, York, Pennsylvania 17401, on Monday, May 5, 2025, at 1:00 p.m. local time for the purpose of taking action upon the following proposals:

(1)	To elect four (4) Directors to three-year terms of office;
(2)	To ratify the appointment of Baker Tilly US, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025;
(3)	To provide an advisory vote to approve the executive compensation of the Company’s named executive officers;
(4)	To adopt The York Water Company 2025 Long-Term Incentive Plan; and
(5)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 28, 2025, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by using one of the methods described below:

•
By mail – If you received a printed proxy card, mark, sign, date and mail the proxy card (see instructions on the Notice Regarding the Availability of Proxy Materials (the “Notice”) on how to request a printed proxy card);

•	By phone – Call the toll-free telephone number listed on your Notice or on your proxy card;

•	By internet – Visit the website shown on your Notice or on the proxy card to vote via the Internet; or

•
In Person – Shareholders of record may deliver the completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting.  Beneficial shareholders whose shares are held in the name of a bank, broker or other nominee must obtain a legal proxy from the holder of record (that is, your bank, broker or nominee) to be able to vote in person at the Annual Meeting.

If you plan on attending the meeting, doors will open at 11:30 a.m. and a boxed lunch will be provided beginning at 12:00 p.m.  Please RSVP to Molly Houck at (717) 718-2942 or e-mail mollyh@yorkwater.com if you will be joining us for lunch.

Thank you for your continued interest and support of The York Water Company!

By order of the Board of Directors,

Secretary

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401
March 25, 2025

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint Michael W. Gang, Esq., Erin C. McGlaughlin, and Laura T. Wand as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at The Appell Center for the Performing Arts, 50 North George Street, York, Pennsylvania 17401 at 1:00 p.m. on Monday, May 5, 2025 (the “Annual Meeting”), and at any adjournment thereof.

Solicitation of proxies will be made by mail, telephone, and internet.  Those shareholders who previously opted out of printed copies of the proxy materials will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail.  The Notice will instruct you as to how you may access and review the proxy materials.  The Notice also instructs you as to how you may submit your proxy via internet or by telephone.  If you previously opted out of printed copies of the proxy materials but would like to receive a printed copy of such materials, you should follow the instructions included in the Notice.  Those shareholders who have requested printed copies and some of those who have not specifically opted out of printed copies of the proxy materials will be provided with printed copies.  It is anticipated that proxy materials will first be mailed and made available via internet on March 25, 2025.

The expense of this solicitation will be paid by the Company.  If necessary, some of the officers of the Company and regular employees of the Company may solicit proxies personally or by telephone for no additional pay.  Banks, brokerage houses and other institutions and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

A shareholder who submits a proxy by mail, electronically, or by telephone is not precluded from attending the Annual Meeting and voting his or her shares at the meeting and may revoke the proxy by delivering a later dated proxy or by written notification to the corporate secretary at any time before the proxy is exercised.

PURPOSE OF THE MEETING

At the Annual Meeting, shareholders of the Company will consider and vote upon four proposals: (i) to elect four (4) Directors to serve for a term of three (3) years; (ii) to ratify the appointment of Baker Tilly US, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) to provide an advisory vote to approve the executive compensation of the Company’s named executive officers; and (iv) to adopt The York Water Company 2025 Long-Term Incentive Plan.  Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTING AT THE MEETING

The outstanding securities of the Company entitled to vote at the meeting consist of 14,389,449 shares of our common stock.  The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.  Abstentions and broker non-votes (when accompanied by broker votes) are considered present and entitled to vote for purposes of establishing a quorum.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on February 28, 2025.  Shareholders are entitled to one vote for each share on all matters coming before the meeting.

In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for Director or can withhold authority to vote for certain nominees for Director.  Directors will be elected by a plurality of the votes cast, meaning that the four nominees who receive the most affirmative votes will be elected.  Votes that are withheld will be excluded from the vote and will have no effect.  In accordance with our majority voting policy, any nominee for election as a director who receives a greater number of “withhold” votes than votes “for” election in an uncontested election must deliver his or her resignation to the Board of Directors for consideration by the independent Directors.  See “Proposal 1 Election of Directors” for more information on the majority voting policy.

The proposal to ratify the appointment of the independent registered public accounting firm, the advisory vote on executive compensation, and to adopt The York Water Company 2025 Long-Term Incentive Plan will require the affirmative vote of a majority of the votes cast, and any votes that abstain on such proposal will not be counted for or against the proposal.  If a signed proxy is returned with no markings on any of the proposals, the votes represented by that proxy will be voted as recommended by the Board of Directors on each of the proposals.

Brokers who have received no voting instructions from their customers will not have discretion to vote with respect to election of Directors, the advisory vote on executive compensation, or to adopt The York Water Company 2025 Long-Term Incentive Plan, but will have the discretion to vote with respect to the proposal to ratify the appointment of the Company’s auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 28, 2025, by (1) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company, based upon information available to us; (2) each director, director nominee and executive officer named in the summary compensation table included elsewhere herein; and (3) all executive officers, directors and director nominees as a group.

The information appearing in the following table with respect to beneficial ownership of common stock of the Company has been furnished to the Company by the four nominees, the seven Directors continuing in office, and the six executive officers, and from statements filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) or 13(g) of the Exchange Act, all as of February 28, 2025.

The table includes shares owned or beneficially owned by the respective individuals as of February 28, 2025.  No individual has a specific right to acquire beneficial ownership of any additional shares within 60 days from such date.

	Number of Shares		Percent of Total
	Beneficially Owned (1)		Shares Outstanding (2)

1) Certain beneficial owners:

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,784,558	(3)	12.4
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	837,153	(4)	5.85
Zimmer Accounts 9 West 57th Street, 33rd Floor New York, NY 10019	746,943	(5)	5.2

2) Directors, director nominees and named executive officers:

Paul R. Bonney, Esq.	326		0.00
Douglas S. Brossman	77		0.00
Alexandra C. Chiaruttini, Esq.	3,524		0.02
Michael W. Gang, Esq.	12,820	(6)	0.09
Joseph T. Hand	35,351	(7)	0.25
Jeffrey R. Hines, P.E.	77,214	(8)	0.54
George W. Hodges	4,370	(9)	0.03
Jody L. Keller, SPHR	4,416	(10)	0.03
Robert F. Lambert	15		0.00
Erin C. McGlaughlin	2,567	(11)	0.02
Matthew E. Poff, CPA	6,808	(12)	0.05
Steven R. Rasmussen, CPA	4,331		0.03
Laura T. Wand	596		0.00

3) All directors, director nominees and executive officers as a group

All Directors and Executive Officers as a group (17 persons)	156,830	(13)	1.09

(1)
Except as indicated in the footnotes below, Directors and Officers possessed sole voting power and sole investment power with respect to all shares set forth in this column.  All Directors and Officers can be reached through the executive offices of the Company.

(2)
The percentage for each owner of 5% or more of our outstanding shares is based upon the filings as disclosed in footnotes three, four, and five below.  The percentage for each director, director nominee, and named executive officer, and for all directors and executive officers as a group, is based on 14,389,449 shares outstanding as of February 28, 2025.

(3)
The information for BlackRock, Inc. was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2025.  BlackRock, Inc. reported sole voting power of 1,746,130 shares and sole dispositive power of 1,784,558.

(4)
The information for The Vanguard Group, Inc. was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024.  The Vanguard Group, Inc. reported shared voting power of 25,842 shares, sole dispositive power of 798,704 shares, and shared dispositive power of 38,449 shares.

(5)
The information for Zimmer Partners, LP, Zimmer Financial Services Group LLC, Zimmer Partners GP, LLC, and Stuart J. Zimmer, collectively the Zimmer Accounts, was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 14, 2025.  The Zimmer Accounts reported shared voting power of 746,943 shares and shared dispositive power of 746,943 shares.

(6)	Mr. Gang shares voting and investment power on all held shares with his wife.
(7)	Includes 35,253 shares owned jointly by Mr. Hand's wife for which he shares voting and investment power. Includes 98 shares held by Mr. Hand’s child for which Mr. Hand disclaims beneficial ownership.
(8)	Includes 14,197 shares held by Mr. Hines’ wife, for which Mr. Hines disclaims beneficial ownership.
(9)	Includes 2,413 shares held by the Hodges Family Foundation, for which Mr. Hodges claims indirect beneficial ownership.
(10)	Ms. Keller shares voting and investment power on all held shares with her husband.
(11)	Ms. McGlaughlin shares voting and investment power on all held shares with her husband.
(12)	Mr. Poff shares voting and investment power on all held shares with his wife.
(13)
Includes shares owned by family members, unnamed executive officers and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership, and which are further disclosed in the notes above.

DELINQUENT SECTION 16(a) REPORTS

Mr. Brossman reported a February 20, 2024 purchase of stock on February 26, 2024.  Mr. Hand reported a November 25, 2024 purchase of stock on December 2, 2024.

Other than the aforementioned transactions, the Company believes that during the year ended December 31, 2024, all Directors and Executive Officers timely complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports on Forms 3, 4 and 5 furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

PROPOSAL 1
ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors will consist of no less than eight Directors and no more than twelve Directors, segregated into three classes, and elected to staggered three-year terms of office.  During most of the year, the Board consisted of eleven Directors with twelve directors serving in September 2024 and for a portion of October 2024.  The Board of Directors appointed Robert F. Lambert as a director in September 2024.  Ernest J. Waters reached the mandatory retirement age for Board service in October 2024 and retired effective October 5, 2024.  Each Director class consists of three or four Directors.

The Nomination and Corporate Governance Committee recommends that the four nominees be elected at the Annual Meeting, to serve for the ensuing three (3) years and until their respective successors have been elected and qualified.

There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with bylaw provisions.  Each share represented by the enclosed proxy will be voted for each of the nominees listed unless authority to do so is withheld.  If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted as determined by the Proxies.

The four Directors are to be elected by a plurality of the votes cast at the Annual Meeting, meaning that the four Directors receiving the most votes are elected, whether or not they receive a majority of the vote.  The Board of Directors has adopted a majority voting policy whereby in an uncontested director election where the only nominees are those recommended by the Board, any incumbent Director nominated for re-election who receives a greater number of votes “withheld” for his or her election than votes “for” such election will promptly tender his or her resignation after such election.  The independent Directors of the Board will evaluate the relevant facts and circumstances in connection with such Director’s resignation, giving due consideration to the best interests of the Company and its shareholders.  Within 60 days after the election, the independent Directors will make a decision on whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will promptly disclose publicly its decision and the reasons for its decision.  The Board believes this process enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board appropriate discretion in considering whether a particular Director’s resignation would be in the best interests of the Company and its shareholders.

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2028

Paul R. Bonney, Esq. Age 66 Director since 2022	Mr. Bonney is an energy-industry consultant since January 2019 and adjunct professor of business law and energy and sustainability at Clemson University since January 2020. Mr. Bonney previously held various positions at Exelon Corporation, a multi-state electric and gas investor owned utility, in Philadelphia, Washington DC, Baltimore, and Chicago. He was Senior Vice President of Legal and Regulatory Strategy at Pepco Holdings (2016-2018), Senior Vice President and General Counsel of Exelon’s Constellation commercial business (2012-2016), and General Counsel of PECO and Vice President of Regulatory Affairs (2007-2012). Mr. Bonney holds a law degree from Georgetown University Law School, and a B.A. in Economics from Duke University. In addition, Mr. Bonney is an advisory board member of the Kleinman Center for Energy Policy at the University of Pennsylvania. The Board believes Mr. Bonney’s experience in legal and regulatory affairs and management of rate and regulatory strategy and performance will be of great benefit to the Company’s Board and its Committees.
Jody L. Keller, SPHR Age 71 Director since 2015
Ms. Keller was the owner of Jody Keller LLC, a human resources management consulting firm she founded from 2013 to 2022.  Prior to her consulting business, Ms. Keller was a Partner and Chief Administrative Officer of ParenteBeard LLC, a national accounting firm providing CPA and business advisory services to small and middle market businesses, non-profits and SEC registrants, from 1999 to 2013.  Ms. Keller was the owner and President of her own business, Keller Resources, Inc. specializing in human resources, management consulting and training from 1984 to 1999.  Ms. Keller also served as the Co-Interim Executive Director of the York County SPCA in 2019, the Executive in Residence at The Graham Center for Entrepreneurial Leadership Studies at Penn State York from 2016 to 2018, and as the Interim Executive Director of the Strand Capitol Performing Arts Center in York, PA from 2014 to 2015.  Additionally, Ms. Keller served as an instructor of human resources management, employment law, and training and development courses at Villanova University and York College from 1992 to 2011.  Ms. Keller has held numerous Chairperson, President, board member and various committee positions with private company, community, and non-profit organizations.  The Board believes Ms. Keller’s expertise in human resources, organizational development and design, compensation strategy, and leadership development will aid in succession planning efforts and identification of future officers and Board members, and will add diversity to the Board, and that her knowledge and leadership in the community will add overall strength to the Board of Directors.

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2028

Steven R. Rasmussen, CPA Age 52 Director since 2011
Mr. Rasmussen has been Chief Executive Officer and General Manager for Adams Electric Cooperative, Inc., an electric distribution cooperative in south-central Pennsylvania, since 2006.  Mr. Rasmussen served as Accounting and Member Services Manager with the same organization from 1999 to 2006.  Prior to joining Adams Electric, Mr. Rasmussen served in various other capacities including college faculty and auditor for various accounting firms.  Mr. Rasmussen serves on the boards and executive committees of the Adams Utility Services Company, a wholly-owned subsidiary of Adams Electric, and Mid-Atlantic Cooperative Solutions, Inc. which does business as Aero Energy in New Oxford, PA (both private companies).  He also serves and has served on the boards and committees of numerous community, non-profit and professional organizations as a way of giving back to the communities where he works and lives.  In addition to his utility experience and board experience, Mr. Rasmussen is a certified public accountant, and a leader in the communities of some of the Company’s recently added water and wastewater systems.  The Board views Mr. Rasmussen’s utility experience, his financial and educational background, and his knowledge and visibility in the Adams County area as beneficial to the Company’s Board of Directors.

Robert F. Lambert Age 55 Director since 2024
Mr. Lambert has been the President of York County Libraries since 2016. Prior to his current role, he served as the Director of Business Development of Martin Library of the York County Library System from 1990 to 2016 and as Controller for the City of York from 2008 to 2016. Mr. Lambert has been the CEO of Global Read and Feed Children’s Foundation since 2013, a national non-profit organization dedicated to engaging libraries to help fight and end childhood hunger in their communities. Mr. Lambert is the owner and founder of Sir Newton Traders, LLC, which provides fully automated trading strategies, indicators, and educational workshops for traders and investors in the agricultural and equity index commodity futures market. Mr. Lambert serves and has served on the boards and committees of numerous community, non-profit, and professional organizations. The Board considered Mr. Lambert’s experience in public administration, strategic thinking, and public and private governance, along with his deep commitment to service and the community, and his diversity to be valuable and beneficial to the Company’s Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

DIRECTORS WITH TERMS EXPIRING IN 2026

Joseph T. Hand Age 62 Director since 2020
Mr. Hand has served as the President and Chief Executive Officer of the Company since 2020.  He was Chief Operating Officer and Secretary for the Company from 2017 to 2020 and Chief Operating Officer from 2008 to 2017.  Prior to joining the Company, Mr. Hand was Chief of the Navigation Branch, Baltimore District, for the U.S. Army Corps of Engineers from 2006 to 2008, and Deputy Commander and Deputy District Engineer for the Corps of Engineers from 2003 to 2006.  Prior to the Army Corps, Mr. Hand held various positions in the U.S. Army.  Mr. Hand is a director of the National Association of Water Companies at the national level, the twice former chairman of the Pennsylvania Chapter of the National Association of Water Companies, a director of the Pennsylvania Chapter of the American Water Works Association Water Utility Council, a director of the Pennsylvania Public Water System Technical Assistance Center and serves as director or committee member of various community and non-profit organizations.  Mr. Hand holds an MBA degree.  The Board considered Mr. Hand’s experience within the Company, his industry experience, and his educational background and determined that his continued service on the Board will be beneficial to the Company’s Board of Directors.

Erin C. McGlaughlin Age 51 Director since 2016
Ms. McGlaughlin is Chief Operating Officer of Out of the Box Technology, Inc., an outsourced accounting and bookkeeping firm.  Prior to her current role, Ms. McGlaughlin was Chief Operating Officer of myHR Partner, Inc., an outsourced human resources services firm from 2022 to 2024, a partner at Design Quake, Inc., a business consultancy in York, PA focused on strategic change management and organizational development from 2016 to 2022, on the senior management team at Mitchco, Inc. d/b/a Rudy Art Glass, a family-owned decorative architectural glass fabricator in York, PA from 2005 to 2016, an Assistant Marketing Manager for General Mills in Minneapolis, MN from 2004 to 2005, Manager of Investment Funds at The Carlyle Group, a private equity firm in Washington, DC, from 1998 to 2002, and a Senior Auditor with Arthur Anderson LLP in Washington, DC from 1995 to 1998 during which time she became a certified public accountant.  Ms. McGlaughlin was an adjunct professor of design thinking at York College of Pennsylvania from 2015 to 2017.  Ms. McGlaughlin earned an MBA from Stanford University where she was named an Arjay Miller Scholar.  Ms. McGlaughlin serves and has served as a board member, officer, or committee member of a number of private companies and non-profit organizations.  In addition, Ms. McGlaughlin was named a Central Penn Business Journal Woman of Influence in 2015.  The Board considered Ms. McGlaughlin’s experience in all aspects of running a business including strategic planning, marketing, production, finance, accounting, human resources, sales, and public relations and her involvement in the community and determined that she would add a considerable benefit and diversity to the Company’s Board of Directors.

DIRECTORS WITH TERMS EXPIRING IN 2026

Laura T. Wand Age 64 Director since 2023
Ms. Wand, now retired, was the Chief Executive Officer from 2020 to 2021 and Strategic Advisor from 2021 to 2022 of Shield T3, LLC, an organization delivering large scale, rapid response COVID-19 testing services in the education and high tech manufacturing space nationally.  Previously, Ms. Wand had an extensive career with Johnson Controls International, a manufacturer of HVAC equipment, industrial refrigeration systems, controls, security systems, fire-detection systems and fire-suppression solutions, encompassing both domestic and global roles.  She was Vice President and General Manager of Applied HVAC Equipment from 2018 to 2020 and Vice President and General Manager of Global Chiller Products from 2014 to 2018.  Ms. Wand is currently an independent director for Burnham Holdings, Inc., in Lancaster, PA (a public company) and for IMPREG Group, a Danish private company as well as a senior advisor for TowerBrook Capital Partners, LP.  Ms. Wand also serves on the Commonwealth of Pennsylvania Workforce Development Board of Directors.  In addition, Ms. Wand also has served on the York College Board of Trustees since 2009 and was elected as Chair beginning in July of 2022.  Ms. Wand holds the NACD Directorship Certification.  She holds a bachelor’s degree in Mechanical Engineering from the Georgia Institute of Technology.  The Board considered Ms. Wand’s experience in management and strategic leadership and planning, as well as her involvement in the community, and determined she would add considerable knowledge, diversity, and unique perspective to the Company’s Board of Directors.

DIRECTORS WITH TERMS EXPIRING IN 2027

Douglas S. Brossman Age 66 Director since 2023
Mr. Brossman has been a director of Burnham Holdings, Inc., a public company and leader in the design, manufacture, distribution and sale of boilers, furnaces, radiators, air conditioning systems and related accessories for residential, commercial, and industrial uses, since 2012.  Mr. Brossman is also a director of High Industries, Inc. and High Real Estate Group, LLC, a leader in the heavy construction and materials industry, since 2013.  Mr. Brossman, now retired, served as CEO of Burnham Holdings, Inc. from 2012 to 2023, after holding the position of Vice President, General Counsel, and Secretary from 2008 to 2012.  From 1993 to 2008, Mr. Brossman held various positions in legal, finance, and marketing at Armstrong World Industries, Inc., a public company and global leader in the design, innovation, manufacture, sales, and distribution of floor coverings, ceilings, and cabinets.  Mr. Brossman holds the National Association of Corporate Directors (NACD) Directorship Certification.  Mr. Brossman holds an MBA from The Wharton School of The University of Pennsylvania, a Juris Doctorate from The Dickinson School of Law, and a bachelor’s degree in Civil Engineering from The Pennsylvania State University.  The Board considered Mr. Brossman’s experience in management, strategic leadership and planning, environmental law, and engineering, as well as his public company experience and community involvement, and determined that his service will be beneficial to the Company’s Board of Directors.

Michael W. Gang, Esq. Age 74 Director since 1996
Mr. Gang has been a principal of Post & Schell PC (P & S), Harrisburg, PA, a Pennsylvania-based law firm since 2005, concentrating in regulatory matters.  Mr. Gang currently serves as Chairperson of the P & S Board of Directors.  Mr. Gang was a partner in Morgan, Lewis & Bockius, Harrisburg, PA, an international law firm, from 1984 to 2005.  Mr. Gang is counsel to numerous water, gas, and electric utilities which are regulated by the Pennsylvania Public Utility Commission and has represented public utilities over a broad range of complex financial and tax issues in conjunction with economic regulation, financial statements, taxes and financing for 48 years.  P & S is currently regulatory counsel for the Company.  The Board believes Mr. Gang’s legal and regulatory knowledge, as well as his experience with the Pennsylvania Public Utility Commission will continue to be a great benefit to the Company’s Board of Directors.

DIRECTORS WITH TERMS EXPIRING IN 2027

Jeffrey R. Hines, P.E. Age 63 Director since 2008
Mr. Hines, now retired, served as the President and Chief Executive Officer of the Company from 2008 to 2020.  He was Chief Operating Officer and Secretary from 2007 to 2008, and Vice President of Engineering from 1995 to 2006.  Mr. Hines was a director and a member of various committees of Codorus Valley Bancorp in York, PA (a public company), and its wholly-owned subsidiary, Peoples Bank, York, PA from 2011 to 2022.  Mr. Hines was a trustee of York College of Pennsylvania and serves as director or committee member of various community and non-profit organizations.  Mr. Hines was a director with the National Association of Water Companies at both the state and national levels.  Mr. Hines is a licensed Professional Engineer in PA and holds MBA and law degrees.  The Board considered Mr. Hines’ prior experience within the Company, his industry experience, and his educational background and determined that his continued service on the Board will be beneficial to the Company’s Board of Directors.

George W. Hodges Age 74 Director since 2000
Mr. Hodges, now retired, served as non-executive Chairman of the Board of The Wolf Organization, regional distributor and manufacturer of kitchen and bath products and specialty building products, from 2008 to 2009.  Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2006.  Mr. Hodges was a lead independent director and a member of various committees of Fulton Financial Corporation (a public company), in Lancaster, PA, and director of Fulton Bank, a subsidiary of Fulton Financial Corporation.  Mr. Hodges was a director and chairman of Burnham Holdings, Inc., in Lancaster, PA (a public company) from 2008 to 2021.  Mr. Hodges is a director and chairman of the Hodges Family Foundation, director and chairman of the Huber Foundation, and director and chairman of the Powder Mill Foundation, private charitable foundations in York, PA.  Mr. Hodges is an NACD Board Leadership Fellow.  He also serves and has served on the boards or committees of various non-profit and community organizations.  The Board determined that Mr. Hodges’ business experience and leadership in the community as well as his extensive board and committee service with various organizations will continue to benefit the Company’s Board of Directors.

EXECUTIVE OFFICERS OF THE COMPANY

Joseph T. Hand Age 62 Officer since 2008
Mr. Hand became President and CEO in 2020 and has been an executive officer since 2008. Since he is also a Director, his biography appears on page 8 under the heading “Directors with Terms Expiring in 2026.”

Matthew E. Poff, CPA Age 53 Officer since 2018
Mr. Poff has been Chief Financial Officer and Treasurer of the Company since January 2018.  Prior to his current position, Mr. Poff was Controller and Assistant Treasurer from May 2017 to December 2017, and Controller from June 2009 to April 2017.  Prior to joining the Company, Mr. Poff was the Chief Financial Officer for I.B. Abel, Inc., an electrical contractor in York, PA, from October 2006 to May 2009, and held various positions of increasing responsibility at Beard Miller Company LLP, a regional accounting firm in York, PA for more than ten years.  Mr. Poff is a licensed Certified Public Accountant in Pennsylvania and holds an MBA degree.

Alexandra C. Chiaruttini, Esq. Age 54 Officer since 2020
Ms. Chiaruttini has been Chief Administrative Officer and General Counsel of the Company since October 2020.  Prior to joining the Company, Ms. Chiaruttini was the Chief Counsel for the Pennsylvania Department of Environmental Protection, Harrisburg, PA from October 2015 to September 2020, Partner and Chair of Environmental Practice for Stock and Leader, LP, York, PA from February 2008 to September 2015, Associate in the Environmental Law and Toxic Tort Practice Group for McNees Wallace & Nurick, LLC, Harrisburg, PA from March 2001 to January 2008, and the Assistant Regional Counsel of the Southcentral Office of the Pennsylvania Department of Environmental Protection, Harrisburg, PA from September 1997 to February 2001.

Suzanne M. Becker Age 59 Officer since 2025
Ms. Becker joined the Company as Vice President of Customer Service in March 2025.  Prior to joining the Company, Ms. Becker was the Executive Administrative Officer and Assistant Corporate Secretary for Traditions Bank (formerly York Traditions Bank) from July 2021 to January 2025, Director of Marketing and Communications for Traditions Bank from March 2017 to June 2021, Director of Marketing for Traditions Bank from March 2016 to February 2017, Marketing Manager for Traditions Bank from March 2013 to February 2016, and Marketing Specialist for Traditions Bank from October 2010 to February 2013.  Prior to that, Ms. Becker held various positions in marketing and broadcasting.

Ashley M. Grimm, Esq. Age 42 Officer since 2024
Ms. Grimm has been Vice President of Human Resources since April 2024.  Prior to joining the Company, Ms. Grimm was the Director, Office of Human Resources and Office of Budget and Financial Management for the Pennsylvania Department of the Auditor General from March 2021 to March 2024, Counsel and Director of Human Resources and Financial Management for the Pennsylvania House of Representatives from February 2018 to March 2021, Senior Counsel and Ethics Officer for the Pennsylvania House of Representatives from April 2013 to February 2018, Managing Attorney and Interim Executive Director for the Pennsylvania Immigration Resource Center from April 2011 to April 2013, and Of Counsel for CGA Law Firm, Murphy Law Firm, and Shumaker Williams, P.C. from October 2010 to March 2018.

Matthew J. Scarpato Age 42 Officer since 2023
Mr. Scarpato has been Vice President of Operations since July 2023.  Prior to joining the Company, Mr. Scarpato was the Chief Financial Officer and Vice President of Operations for Homestead Village Enhanced Senior Living, Lancaster, PA from February 2021 to March 2023, Chief Financial Officer for Homestead Village Enhanced Senior Living, Lancaster, PA from May 2020 to February 2021, and Executive Vice President of Operations and Finance for York Jewish Community Center, York, PA from December 2010 to May 2020.  Mr. Scarpato holds an MBA degree.

Mark S. Snyder, P.E. Age 54 Officer since 2009
Mr. Snyder has been Vice President of Engineering since May 2009.  Prior to his current position, Mr. Snyder was Engineering Manager from October 2007 to April 2009 and Engineer from December 2006 to October 2007.  Prior to joining the Company, Mr. Snyder was a project engineer with Buchart Horn, Inc., York, PA, an international engineering firm from April 2001 to December 2006, and a project engineer for Rettew Associates, Lancaster, PA, a national engineering firm, from December 1996 to April 2001.  Mr. Snyder is a licensed Professional Engineer in Pennsylvania.

CORPORATE GOVERNANCE

The Board of Directors operates under specific corporate governance principles and guidelines based on the Company’s Bylaws, Standing Resolutions, and Policies.  The Nomination and Corporate Governance Committee monitors, develops and makes recommendations to the Board of Directors based on these principles and guidelines.  Some of the principles and guidelines are listed below.

Board Selection

The Bylaws of the Company provide that the Board of Directors will consist of no less than eight Directors and no more than twelve Directors, who are elected to staggered three-year terms of office.  There is a mandatory retirement age of 75 for all Directors.

The Nomination and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders.  The Nomination and Corporate Governance Committee recommends nominees to the Board based on the appropriate size, function and needs of the Board, so that the Board as a whole collectively possesses a broad range of skills, industry and other knowledge, and business and other experience useful to the effective oversight of the Company.  Some of these skills include senior leadership, accounting and finance, corporate governance, merger and acquisition, business development and risk management. The Nomination and Corporate Governance Committee also seeks Board members who will add diversity to the Board in areas such as professional experience, perspectives, education, skills, backgrounds, demographics (including self-identified diversity characteristics such as gender, race, age, ethnicity, religion, national origin, disability, sexual orientation, etc.), culture and work-style.  In addition, Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, have a high degree of integrity, and be selected based upon contributions they can make to the Company.  The Nomination and Corporate Governance Committee considers all these qualities when selecting, subject to Board ratification, candidates for Director.  No distinctions are made between internally-recommended candidates and those recommended by shareholders.

Director Independence

The Company’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”).  NASDAQ listing rules require that a majority of the Company’s Directors be “independent directors” as defined by NASDAQ corporate governance standards.  In compliance with this rule, the Board of Directors examines the independence of its members annually.  In order for a Director to be considered independent, the Director must not be an executive officer or employee of the Company and the Board must determine that the Director has no relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  Generally, but not exclusively, a Director does not qualify as an independent director if the Director:

1.	Has been employed by the Company or its affiliates in the current year or past three years;

2.
Has accepted, or has an immediate family member who has accepted, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (except for payment for Board service, retirement plan benefits or non-discretionary compensation, or in the case of an immediate family member compensation as an employee);

3.	Has an immediate family member who is, or has been in the past three years, employed by the Company as an executive officer;

4.
Has been or has an immediate family member who has been a partner in, a controlling shareholder or an executive officer of any organization to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities or under non-discretionary charitable contribution matching programs) that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

5.
Has been or has an immediate family member who has been employed as an executive of another entity where any of the Company’s executives serve or have served during the past three years on that entity’s compensation committee; and

6.
Is or has an immediate family member who is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that Directors Bonney, Brossman, Gang, Hines, Hodges, Keller, Lambert, McGlaughlin, Rasmussen, and Wand are independent directors under the NASDAQ listing standards.  Mr. Hand, who is employed by the Company, is not considered an independent director.   Mr. Waters served as an independent Director during a portion of 2024 until his retirement.

The Board based these determinations primarily on a review of the responses of the Directors and executive officers to an annual questionnaire regarding employment history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.  In addition, Directors are required to notify the Board when considering new directorships.

In making the determination that Mr. Gang is independent under the NASDAQ rules, the Board considered payments of $107,379 in 2024 and $144,265 in 2023 made to Post & Schell PC, a law firm in which Mr. Gang is Chairman of the Board and Principal.  Post & Schell PC is the Company’s regulatory counsel.  The amounts paid represent less than 0.50% of the revenue of Post & Schell PC.  The Company pays the same rates for services as the firm’s other comparable clients.  Mr. Gang is not a controlling shareholder of the firm.

In making the determination that Mr. Rasmussen is independent under the NASDAQ rules, the Board considered payments of $381,234 in 2024 and $305,906 in 2023 made to Adams Electric where Mr. Rasmussen serves as an executive officer.  The amounts paid represent less than 0.50% of the revenue of Adams Electric.  The payments were for electric service, based on rates applicable to all Adams Electric consumers.

The Company has a relationship with C.S. Davidson, a civil engineering firm, where Ms. Keller is a member of the Board of Directors.  The amounts paid to this entity were not material.

In addition to these relationships, the Company purchases from and sells services to certain Directors or the organizations with which they are affiliated at rates that are either regulated or the same as those charged to the same class of customers.

The Board determined that the noted relationships do not create a conflict of interest or impair any Director’s judgment with respect to Board member responsibilities.  Directors who are involved with entities being discussed or voted upon at a meeting abstain from voting on that matter.

Board Leadership Structure

The preference of the Board, per its Standing Resolutions, is for the Chairperson of the Board to be an independent director as defined by NASDAQ.  Generally, independent directors provide oversight and protect shareholder interests, and they offer more objective input and leadership to the Board.  The Board believes this structure is in the shareholders’ best interest.  The Chairperson leads regular executive sessions of the Board’s independent Directors.  In addition, the Chairperson of the Board and the Chairperson of the Nomination and Corporate Governance Committee annually evaluate the performance of the individual Directors.

Board Role in Risk Oversight

The Board and its Committees are responsible for oversight of the Company’s risk management process.  The Audit Committee is responsible for oversight of risks relating to the Company’s financial statements, financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting and compliance with certain of the Company’s ethics policies.

The Compensation and Human Capital Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs and performs the annual performance review of the Chief Executive Officer (the “CEO”).  Other risks such as regulatory risk, environmental risk, and strategic risk are monitored by the Executive Committee, the Nomination and Corporate Governance Committee, or the full Board.

Senior management of the Company is responsible for identifying risks, managing risks, and reporting and communicating risks and mitigation efforts back to the Board of Directors or the designated committee.  While certain elements of risk are addressed at each Board meeting, management and the Board of Directors conduct a comprehensive analysis of risk on an annual basis.  The Board believes a Chairperson that is independent of management adds another layer of insight to the risk assessment process.

Board Committees and Functions

The Company has an Executive Committee, an Audit Committee, a Compensation and Human Capital Committee, and a Nomination and Corporate Governance Committee, all of which are composed of members of the Board of Directors.  The Audit, Compensation and Human Capital, and Nomination and Corporate Governance committees must be composed of at least three Directors all of which are considered independent directors under the NASDAQ rules.  Each of these three key committees has a charter which is reviewed at least annually, and which is posted on the Company’s website at www.yorkwater.com under “Investor Relations”, then “Corporate Governance”.

The Executive Committee is empowered to function as delegated by the Board of Directors.  Their main focus is on budgeting, ratemaking, and debt and equity financing.  The Executive Committee is composed of the following Directors appointed by the Board: George W. Hodges, Chairperson; Michael W. Gang, Esq.; Joseph T. Hand; and Jeffrey R. Hines, P.E.  The Executive Committee held one (1) meeting during the fiscal year ended December 31, 2024.

The Audit Committee monitors the audit functions of the independent public accountants and reviews the Company’s financial reporting process and internal controls.  The Audit Committee is composed of the following independent Directors appointed by the Board: Steven R. Rasmussen, CPA, Chairperson; Robert F. Lambert; and Laura T. Wand.  Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee meet the additional requirements for independence applicable to Audit Committee members, are financially literate and are “audit committee financial experts” within the meaning of applicable SEC rules.  The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2024.

The Compensation and Human Capital Committee considers and makes recommendations to the Board of Directors concerning the appropriate compensation package for the corporate officers, Directors and members of the Committees of the Board of Directors of the Company, including incentives.  Compensation for corporate officers is further explained in the Compensation of Directors and Executive Officers section of this proxy statement.  Director and committee member compensation is based on a review of fees paid by peers and other public companies.  The Compensation and Human Capital Committee is composed of the following independent Directors appointed by the Board:  Paul R. Bonney, Esq., Chairperson; Jody L. Keller, SPHR; and Douglas S. Brossman.  The Compensation and Human Capital Committee held three (3) meetings during the fiscal year ended December 31, 2024.

The Nomination and Corporate Governance Committee recommends the appropriate Board structure, reviews the Company’s succession planning, oversees the Board’s annual evaluation of its performance and the performance of other Board Committees, evaluates corporate governance best practices, and makes recommendations to the Board of Directors for nominations for Directors and Officers of the Company.  The Committee will consider nominees recommended by shareholders of the Company in accordance with the Company’s Bylaws.  The Nomination and Corporate Governance Committee is composed of the following independent Directors appointed by the Board:  Erin C. McGlaughlin, Chairperson; Paul R. Bonney, Esq.; and Douglas S. Brossman.  The Nomination and Corporate Governance Committee held three (3) meetings during the fiscal year ended December 31, 2024.

Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or specific individual Directors may do so by directing a written request addressed to such Directors or Director in care of the Secretary of The York Water Company, at the address appearing on the first page of this proxy statement.  Communication(s) directed to members of the Board of Directors who are also executive officers will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent Directors.  Communications directed to non-management Directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management Directors.  Any communication so withheld will nevertheless be made available to any non-management Director who wishes to review it.

Executive Sessions of the Board

The independent Directors of the Board schedule regular executive sessions of independent Directors in which they meet without management participation.  The Chairperson of the Board leads these sessions.

Stock Ownership and Equity Granting Process

Each non-employee Director shall within five (5) years of appointment attain shares valued at three (3) times the annual cash retainer at that time.  No adjustments for subsequent fluctuations in stock price or cash retainers will be made.  A Director may use both purchased and granted shares to meet the requirement.  A Director must continue to hold a minimum of three (3) times the annual retainer for as long as they are a Director.  In addition, the CEO of the Company shall within five (5) years of hire attain shares valued at three (3) times his or her annual base salary at that time.  No adjustments for subsequent fluctuations in stock price or base salary will be made.  The CEO may use both purchased and granted shares to meet the requirement.  The CEO must continue to hold a minimum of three (3) times his or her annual base salary for as long as he or she holds the position of CEO.

As part of the Company’s Securities Trades Policy, directors, officers and selected employees are prohibited from trading in Company securities on a short-term basis, engaging in short sales, purchasing Company stock on margin, buying or selling puts or calls, pledging securities, or otherwise engaging in any type of hedging transactions involving Company securities.

The Company did not grant stock options or stock appreciation rights to its employees during the fiscal year ended December 31, 2024 and does not anticipate that it will use stock options or stock appreciation rights as part of its compensation program going forward.  The Company does not have any program, plan or practice to time annual or ad hoc grants of equity-based awards in coordination with the release of material non-public information or otherwise, and does not grant stock options or stock appreciation rights during periods in which there is material nonpublic information about the Company, including at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Insider Trading Policy and Procedures
The Company has adopted an insider trading policy and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards.  The insider trading policy prohibits directors, officers, and employees from trading in securities of the Company while in possession of material, nonpublic information and prohibits directors, officers, and employees from disclosing material, nonpublic information of the Company to others who may trade on the basis of that information.  The complete copy of the insider trading policy can be found as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Conduct applicable to all Directors, officers and employees.  The Code of Conduct constitutes a “code of ethics” as required by Item 406 of Regulation S-K.  There were no waivers of the Code made for any Director, officer or employee during 2024.  A copy of the Code of Conduct was filed with the Securities and Exchange Commission as Exhibit 14 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014.  The Code of Conduct is also available, free of charge, on the Company’s website, www.yorkwater.com, under “Investor Relations”, then “Corporate Governance”.  The Company intends to disclose material amendments to, or Director, officer and employee waivers from, the Code of Conduct, if any, on its website, or by Form 8-K to the extent required.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board, including reports to the Securities and Exchange Commission on Forms 10-Q and 10-K, the Company’s internal control over financial reporting and releases of earnings.  In addition, the Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm and evaluates the performance of the firm.

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and to issue a report thereon.  The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed and discussed the audited financial statements with management; has discussed with the independent registered public accounting firm, Baker Tilly US, LLP (“Baker Tilly”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; has received the written disclosures and the letter required by the PCAOB regarding independence communications; and has discussed Baker Tilly’s independence with the firm and management.

Based upon the Committee’s discussions with management and Baker Tilly and the Committee’s review of the representations of management, and Baker Tilly’s report to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Steven R. Rasmussen, CPA Chairperson	Robert F. Lambert Member	Laura T. Wand Member

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Baker Tilly as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2025.  Although we are not required to seek shareholder approval of this appointment, the Board of Directors believes it is in the best interests of shareholders to be given the opportunity to ratify the appointment.  If shareholders do not ratify the appointment of Baker Tilly, the Audit Committee will consider the appointment of another independent registered public accounting firm for the Company in future years.  It is understood that even if the selection of Baker Tilly is ratified by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Baker Tilly are expected to be present at the 2025 Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Public Accountant’s Fees and Services

Audit fees and all professional services rendered by the Company’s independent registered public accountants, Baker Tilly were approved by the Company’s Audit Committee.  The Board considers the possible effect on auditors' independence of providing non-audit services prior to the service being rendered.

The following table presents fees for services provided by Baker Tilly for 2024 and 2023:

	2024	2023
Audit Fees (1)	$222,958	$177,143
Audit Related Fees	-	-
Tax Fees (2)	18,266	17,631
All Other Fees	-	-
	$241,224	$194,774

(1)
Professional services rendered for 2024 and 2023 include (a) the audit of the Company's annual financial statements, and (b) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q.  In addition, 2024 fees include consent procedures in connection with a registration statement.

(2)	Tax fees include preparation of the federal income tax return and other tax matters.

The Audit Committee approves in advance any audit or non-audit services provided by outside auditors.  During 2024 and 2023, there were no exceptions to the Audit Committee's pre-approval requirements.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the ratification of
Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

NAMED EXECUTIVE OFFICERS

This section discusses the compensation paid to the named executive officers (as defined by SEC rules) in 2024.  The named executive officers are:

Name	Title

Joseph T. Hand	President, Chief Executive Officer
Matthew E. Poff, CPA	Chief Financial Officer
Alexandra C. Chiaruttini, Esq.	Chief Administrative Officer and General Counsel

FINANCIAL PERFORMANCE HIGHLIGHTS IN 2024

•	Net income and earnings per share (EPS) were $20.3 million, and $1.42, respectively, with an efficiency ratio of 27.1%;
•	In 2024, the Board of Directors approved a 4% increase in the quarterly dividend to an annualized rate of $0.84 per share;
•
The Company is making significant investments to build and improve its communities’ infrastructure.  Over the past three years, the Company has invested over $160 million in infrastructure improvements, including system improvements and infrastructure to ensure a safe, adequate, and reliable supply of drinking water and to maintain proper handling and disposal of wastewater for all customers;

•	The Company’s long-term performance is strong with ten-year average annual total shareholder return at 7.6% and ten-year average annual return on equity of 10.6%.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by the Company to named executive officers or accrued by the Company for the named executive officers in 2024 and 2023.

				Non-Equity
				Incentive Plan	All Other
Name and			Stock	Compensation	Compensation
Principal Position	Year	Salary (1)	Awards (2)	(3)	(4)	Total

Joseph T. Hand	2024	$370,428	$73,900	$39,250	$14,700	$498,278
President, Chief	2023	334,201	80,429	36,335	13,561	464,526
Executive Officer

Matthew E. Poff, CPA	2024	256,341	37,875	26,765	15,710	336,691
Chief Financial	2023	233,080	34,020	25,250	14,088	306,438
Officer

Alexandra C.	2024	232,527	34,350	24,274	20,719	311,870
Chiaruttini, Esq.	2023	210,199	30,615	22,900	18,331	282,045
Chief Administrative
Officer and General Counsel

(1)
In 2023, the Compensation and Human Capital Committee directed management to engage Herbein + Company, Inc., Reading, PA (“the Consultant”), to assist the Company in establishing base salary by evaluating compensation for senior management relative to the market.  The Compensation and Human Capital Committee has concluded that the Consultant is an independent consultant after considering the factors relevant to the Consultant’s independence from management, including the factors set forth in the NASDAQ and SEC rules regarding compensation consultant independence.  The Consultant provides no other services to the Company other than serving as the Compensation and Human Capital Committee’s compensation consultant.

The Consultant compared the compensation package of the Company to a peer group of 11 companies consisting of organizations in the utilities industry as well as publicly traded financial services organizations in similarly situated geographies, with sufficient similarity in terms of size and performance measures.  These companies included similar water utility peer companies, Middlesex Water Company (MSEX) and Artesian Water Company (ARTNA).  The Consultant selected five publicly traded utilities for this comparison, Consolidated Water Co. Ltd. (CWCO), Global Water Resources (GWRS), Pure Cycle Corporation (PCYO), RGC Resources (RGCO), and Until Corporation (UTL).  The Company also selected two locally based, publicly traded financial institutions, Codorus Valley Bancorp (CVLY) and Traditions Bancorp, Inc. (TRBK), and two additional publicly traded financial institutions, Franklin Financial Services Corporation (FRAF) and Juniata Valley Financial Corporation (JUVF).  These companies were selected because they serve the same or a nearby geographic area, are similar sized, and operate in a highly regulated environment which is comparable to a water company.  In addition to the peer analysis, the Consultant also performed a compensation market survey.  The analysis and comparisons were normalized based on scope factors.  Based upon the work of the Consultant, it was deemed appropriate that the Company’s base salary compensation goal should be approximately the 50th percentile of the market.

The base salary level of named executive officers is reviewed annually to determine if the peer group described above, and the 50th percentile continue to be appropriate based on changes relative to comparable companies, product line, the current regulatory environment, changes in water and wastewater quality standards, competition for competent management, and growth in the service territory, as well as other relevant factors.

The Compensation and Human Capital Committee also considers subjective factors such as the value of the position to the Company, competition for executives, the performance of the executive, and the length of service in the current position and with the Company when determining base salary levels.

The Company does not provide discretionary cash bonuses to senior management.

(2)
In 2016, shareholders approved a Long-Term Incentive Plan to advance the long-term success of the Company, and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The plan is administered by the Compensation and Human Capital Committee, which has complete and final authority to, among other things, select participants, to determine the goals and circumstances under which incentive awards are granted, to grant awards and to construe and interpret the Plan.  Decisions of the Compensation and Human Capital Committee with respect to the administration and interpretation of the Plan are final, conclusive and binding upon all participants.

The Compensation and Human Capital Committee has based the awards for officers on a combination of metrics that link closely to shareholder value.  Twenty-five (25) percent of the award is based on achieving a three-year average total shareholder return of 9.5%, twenty-five (25) percent of the award is based on achieving a three-year average return on equity of 9.5%, twenty-five (25) percent of the award is based on achieving a three-year average Pennsylvania Public Utility Commission (“PPUC”) justified complaint rate per 1,000 customers of less than the Pennsylvania water utility peer group average in the most recently published report, and twenty-five (25) percent of the award is based on maintaining customer rates that are less than the Pennsylvania water utility peer group average.  The grants will typically be made based on a three-year look back method of these metrics ending with the most recently completed fiscal year.  The awards vest ratably over three years for the participants.  On May 6, 2024, the Compensation and Human Capital Committee determined that the Company met or exceeded three of the four metrics for the three-year period ended December 31, 2023.  The Compensation and Human Capital Committee awarded restricted stock to the named executive officers effective May 6, 2024 at a rate of 75% of 20% of base salary for Mr. Hand, Mr. Poff, and Ms. Chiaruttini, all to vest ratably over three years beginning May 6, 2024.  Awards are subject to the Company’s clawback policy.  The value presented on the table was determined using the closing stock price on May 6, 2024.

As part of its review of the President and Chief Executive Officer compensation, the Compensation and Human Capital Committee issued a stock award of 517 shares to Mr. Hand on November 25, 2024.  The shares vested immediately.  The value presented on the table was determined using the closing stock price on September 27, 2024.

None of the named executive officers received stock options.

(3)
The Company’s practice is to use cash awards to incentivize its senior managers in the short-term to create value for its customers and shareholders.  To that end, the Company adopted a Cash Incentive Plan in 2005, pursuant to which the Compensation and Human Capital Committee sets annual performance objectives and target incentive payment amounts.  All supervisors and managers participate in the plan, including the named executive officers.

The plan is administered by the Compensation and Human Capital Committee, which has complete and final authority to, among other things, select participants, to determine the goals and circumstances under which incentive awards are granted, to grant awards and to construe and interpret the Plan.  Decisions of the Compensation and Human Capital Committee with respect to the administration and interpretation of the Plan are final, conclusive, and binding upon all participants.

The Compensation and Human Capital Committee has discretion to determine all performance objectives.  In addition, the Compensation and Human Capital Committee may specify that any incentive award be conditioned upon achievement or satisfaction of business criteria or other measures of performance.  One or more of the following business criteria or other measures of performance may be used by the Committee: (1) growth in revenues or assets; (2) earnings from operations; (3) net income or earnings per common share; (4) return on investment or return on equity; (5) stock price or shareholder return; and (6) strategic business criteria, consisting of meeting specified water and wastewater quality standards, environmental or safety standards, affordability of rates and customer satisfaction standards.  The Compensation and Human Capital Committee may exercise its discretion to eliminate, reduce or increase the amounts payable as incentive, subject to such business criteria or other measures of performance.

Under the plan, annual performance objectives are established no later than ninety (90) days after the beginning of any annual incentive period, which is usually a calendar year.  Each performance objective carries with it a minimum score of five (5) points.  Objectives of more significant value or that require more effort, may carry more than five (5) points.  No points are awarded for partial achievement of performance objectives.  Incentive awards are granted only if an overall score of seventy-five (75) percent of the available performance objective points are achieved.  The Compensation and Human Capital Committee believes that achieving performance objectives should be the shared responsibility of management.  Accordingly, if an overall score of seventy-five (75) percent of the available performance objective points is achieved, all participants receive their target incentive awards.  If an overall score of less than seventy-five (75) percent of the available performance objectives is achieved, no participant receives an award.

The Compensation and Human Capital Committee set the performance objectives and target incentive awards for 2024 on January 29, 2024.  For 2024, the Compensation and Human Capital Committee determined that the amount of the target cash incentive award would be 10% of the base salary as of December 31, 2024 for each C suite employee, including named executive officers, 7.5% of the base salary as of December 31, 2024 for each Vice President level employee, and 5% of the base salary as of December 31, 2024 for each other management employee.  The Committee selected these target cash incentive awards for 2024 after considering various factors.  One such factor was the range of other benefits already provided by the Company.  Another factor was the comparison of the Company’s total salary and benefit package to the compensation packages paid by other comparable companies.  A third factor was the level of motivation needed to achieve the established goals of the Company.  Finally, the Compensation and Human Capital Committee considered how the plan would be perceived by the regulators, customers, and shareholders.  All these factors together contributed to the Committee’s decision to keep the target incentive relatively low as compared to other companies.

The 2024 performance objectives as determined by the Compensation and Human Capital Committee were, among other things: replace and reline 52,000 feet of pipe; analyze the Susquehanna River pumping station energy supply; develop a water quality model for the primary distribution system; develop actions to meet the 2024 revised Lead and Copper Rule; develop and implement an enhanced customer service training program; evaluate a potential discount program for low-income customers; conduct a customer survey; perform an evaluation and selection of an enterprise resource planning system; complete a market benefits study; enhance the customer payment process and public education material; complete a debt offering; review the taxation of real property; integrate organic growth and acquired customers seamlessly; create a procedure for investigation and reduction of wastewater inflow and infiltration; analyze metering infrastructure; develop an ESG program.

On January 27, 2025, the Compensation and Human Capital Committee determined that management had achieved ninety-four (94) percent of the performance objectives listed above for 2024, as well as the set business criterion for 2024, which was, earnings per common share of $1.21.  The Committee awarded the named executive officers the amounts set forth in the table.  Non-equity plan incentive plan compensation is shown in the year earned and is normally paid in the following calendar year.  Awards are subject to the Company’s clawback policy.

(4)
Amounts presented represent the Company contributions to the named executive officer’s 401(k) account described in the “Retirement Benefits” section below, credited earnings, tax savings and Company contributions for non-qualified deferred compensation described in the “Retirement Benefits” section below, and personal use of company vehicles.  The most common personal use of company vehicles by senior management is commuting to and from work.  No named executive officer receives perquisites valued in the aggregate at $10,000 or more.  Named executive officers participate in the Company's other benefit plans on the same terms as other employees.  These plans include medical and health insurance, life insurance and employee stock purchase plan (“ESPP”).  Under the ESPP, full-time employees with at least 90 days of service are eligible to purchase company stock through payroll deduction, up to 10% of their regular salary, at a 5% discount from fair market value.  The Compensation and Human Capital Committee considers the ESPP as a contributing factor to hiring and retaining employees, and as a way of aligning employee interests with those of shareholders.

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name and Principal Position	Equity Incentive Plan Awards: Number of Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested
Joseph T. Hand President, Chief Executive Officer	2,785	$91,125
Matthew E. Poff, CPA Chief Financial Officer	1,938	$63,411
Alexandra C. Chiaruttini, Esq. Chief Administrative Officer and General Counsel	1,753	$57,358
The closing price of the Company’s Common Stock was $32.72 on December 31, 2024, the final trading day of the year.

The shares that have not vested consist of (i) one-third of the 2022 award that will vest on May 2, 2025, (ii) the 2023 award that will vest one-third each on May 1, 2025 and May 1, 2026, and (iii) the 2024 award that will vest one-third each on May 6, 2025, May 6, 2026, and May 6, 2027.

RETIREMENT BENEFITS

Defined Benefit Pension Plan.  The Company provides a traditional defined benefit pension plan covering employees hired before May 1, 2010.  Messrs. Hand and Poff are entitled to benefits under the defined benefit pension plan upon retirement after the age of 55 on the same terms as other pension-eligible employees.  The pension benefit is based on the years of service multiplied by the sum of $19.25 and 1.50% of that portion of the final average monthly earnings which are in excess of $400.  The final average monthly earnings are the average of the employee's earnings for the highest consecutive sixty (60) complete months during the last one hundred and twenty (120) complete months immediately prior to the date the pension benefit calculation is made.  Normal (full) retirement benefits are payable at age 65, or at age 62 with twenty-five years of service.  Employees who terminate their employment prior to the age of 55 may elect to collect reduced benefits upon attaining age 55, or full benefits at age 65.  Early retirement benefits are reduced by 5/9 of a percent for each of the first 60 months by which the early retirement date precedes the normal retirement date, and 5/18 of a percent for each month in excess of 60 months by which the early retirement date precedes the normal retirement date.  There were no payments to named executives made under this plan during the last fiscal year.  Employees begin accruing benefits under the pension plan when they commence work at the Company.

Supplemental Executive Retirement Plan.  The Company provides a supplemental retirement program, which provides senior management with a retirement benefit at or after the age of 55 in addition to the defined benefit pension.  The supplemental retirement program is designed to encourage senior management to stay with the Company until retirement.  Generally, supplemental retirement benefits are made available to senior management and are payable to the executive or his or her beneficiary, after retirement, over 15 years beginning no earlier than age 60.  The annual benefit payable under the supplemental retirement program is calculated by multiplying the number of years of eligible service subsequent to the plan commencement date by a predetermined annual retirement benefit unit.  The estimated annual benefits payable at normal retirement age under the supplemental retirement program are as follows: Mr. Hand, $66,667; Mr. Poff, $33,333; and Ms. Chiaruttini, $33,333.  Benefits are paid monthly.  Named executive officers who terminate their employment prior to the age of 55 forfeit their supplemental retirement benefits.  Named executive officers who terminate their employment between the ages of 55 and normal retirement age are subject to alternate annual retirement benefit units as provided in the plan agreements.  If the following executive officers were to die before retirement, their respective beneficiaries would receive the following death benefits: Mr. Hand, $1,000,000; Mr. Poff, $500,000; and Ms. Chiaruttini, $500,000.  If a named executive officer were to die after retirement but prior to age 60, his or her beneficiary would receive the benefit earned at retirement.  There were no payments to named executives made under this plan during the last fiscal year.  Employees do not become eligible for the supplemental retirement program until they become executives of the Company.

Deferred Compensation Plan.  The Company provides a deferred compensation program to management.  For executives and managers hired before May 1, 2010, including Messrs. Hand and Poff, the deferred compensation program permits a deferral of up to 5% of salary at the time the participant is eligible to enter the plan, over an eight (8) to eleven (11) year period, with the Company matching the deferral up to 2.5% of salary.  For executives and managers hired on or after May 1, 2010 who are not eligible for the defined benefit pension plan, including Ms. Chiaruttini, the deferred compensation program permits deferral of up to 5% of salary through age 65, with the Company matching the deferral up to 5% of salary.  For all participants, the Company annually credits participants’ accounts with interest on the existing balance at a rate selected by the Company, currently equal to the December 15 rate of Moody’s AAA Corporate Bond Yield.  The interest rate amounted to 5.23% for 2024.  The Company also annually credits all participants’ deferred compensation balances with tax savings accruing to the Company.  The tax savings do not represent a gross up of the deferred compensation payout, but rather a pass-through of the tax benefit the Company will realize when benefits are paid to participants.  The deferred compensation program does not provide above-market or preferential earnings.

Following a named executive officer’s retirement, or if a named executive officer becomes disabled before his or her deferred income account has been distributed, a monthly retirement benefit will be paid to him in one hundred and twenty (120) monthly installments.

If a named executive officer’s employment with the Company is terminated other than by death or disability before he is eligible for retirement (age 60) and attaining less than 10 years in the plan, the amount of his or her contributions and the earnings thereon shall be distributed to such named executive officer immediately upon his or her termination in a lump sum.  If a named executive officer’s employment with the Company is terminated before he is eligible for retirement (age 60), but after attaining 10 years but less than 15 years in the plan, the amount of his or her vested account including his or her contributions and the earnings thereon, and the Company’s matching contributions and earnings thereon shall be distributed to such named executive officer upon his or her attainment of age 60, in one hundred and twenty (120) monthly installments.  If a named executive officer’s employment with the Company is terminated before he is eligible for retirement (age 60), but after attaining 15 years of service under the plan, the amount of his or her contributions and the earnings thereon, the Company’s matching contributions and earnings thereon, and the future tax savings to be received by the Company shall be distributed to such named executive officer upon his or her attainment of age 60, in one hundred and twenty (120) monthly installments.  If a named executive officer’s employment with the Company is terminated after he is eligible for retirement (age 60), the amount of his or her contributions and the earnings thereon, the Company’s matching contributions and earnings thereon, and the future tax savings to be received by the Company shall be distributed to such named executive officer in one hundred and twenty (120) monthly installments.

If a named executive officer were to die before distribution of his or her deferred income account has commenced, his or her beneficiary would receive a death benefit in an amount equal to the higher of $150,000, or the named executive officer’s deferred income account (including tax savings) immediately prior to his or her death.  The death benefit will be paid to beneficiaries in a lump sum.

401(k) Plan.  The named executive officers may participate in the 401(k) savings plan on the same terms as other employees.  The Company provides an annual maximum matching contribution of $2,800 per employee, for participating employees hired before May 1, 2010.  Messrs. Hand and Poff received the maximum matching contribution during 2024.

Employees hired on or after May 1, 2010 who are not eligible for the defined benefit pension plan, are eligible for an enhanced 401(k) plan.  The Company provides an annual matching contribution of 100% of the employee’s contribution up to a maximum 4% of the employee’s eligible compensation.  In addition, the Company makes an annual contribution of $1,200 to each employee’s account whether or not they defer their own compensation.  Ms. Chiaruttini received a matching contribution of $10,487 during 2024.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The senior management of the Company has built it into the successful business that it is today.  The Company believes it is important to protect them in the event of a change of control and to protect the Company from the distractions senior managers often suffer as a result of the uncertainties that frequently surround changes in control.  Accordingly, the Company entered into amended and restated agreements with each of the senior managers.  These agreements incentivize the senior managers to continue their employment amid the uncertainty that often follows changes in control and thereby promote stability for the Company during such times.

Description of Change in Control Agreements.  The Company has entered into Amended and Restated Change in Control Agreements with each named executive officer that provides for payments to them under certain circumstances in connection with a change in control.

Under all agreements, generally a “change in control” will occur if:

•	Any person or affiliated group (with limited exceptions) becomes the beneficial owner in the aggregate of 50 percent or more of all of the voting securities;

•	A majority of the Board of Directors is involuntarily removed or defeated for re-election to the Board of Directors (for example, as a result of a proxy contest);

•
The Company is party to a merger or reorganization pursuant to which the holders of the voting securities prior to such transaction become the holders of 50 percent or less of the voting securities of the new merged or reorganized company; or

•	The Company is liquidated or dissolved, or all its assets are sold to a third party.

In each circumstance described above, the Board of Directors may make a determination that the circumstances do not warrant the implementation of the provisions of the agreement, and in such case, the change in control will not trigger any payments under the agreements.

All payments under the agreements are triggered by the occurrence of a change in control and a termination of the senior manager’s employment by the Company without cause, or by the senior manager for “good reason.”  A “good reason” termination is one which occurs when the senior manager terminates his or her own employment following a change in control and after one or more of the following has occurred:

•	the Company has breached the change in control agreement;
•	the Company has significantly reduced the authority, duties or responsibilities of the senior manager or reduced his or her base compensation or annual bonus compensation opportunity;
•	the Company has reduced the senior manager from the employment grade or officer positions which he or she holds; or
•
the Company has transferred the senior manager, without his or her express written consent, to a location that is more than 70 miles from his or her principal place of business immediately preceding the change of control.

Payouts under Change in Control Agreements.  Under the agreements, the senior managers are entitled to payment in the case of a termination without cause or a good reason termination within some time period surrounding a change in control (generally six months prior to or two years following a change in control) as follows:

•	Severance pay of an amount equal to a multiple of compensation payable in equal periodic payments over a set period of time;
•	Pro-rated annual bonus payable in a lump sum amount if the executive has completed at least six (6) months of employment during the fiscal year;
•	All unvested equity-based incentive compensation awards held by the executive will immediately vest;
•	Monthly reimbursements of the COBRA premium paid by the executive for up to eighteen (18) months; and
•	A monthly stipend of $3,000 for a set period of time following the eighteen (18) month COBRA continuation coverage period.

If the senior manager is terminated on account of disability or death, the Company is required to pay the pro-rated annual bonus and COBRA reimbursement, and all unvested equity-based incentive compensation awards held by the senior manager will immediately vest.

No payments are required if the senior manager terminates his or her employment without good reason, or is terminated for cause.

Payment of the lump sum payments under the change in control agreements is contingent upon the senior manager executing a standard release.  The change in control agreements also contain restrictive covenants around confidential information and mutual non-disparagement provisions.  The Company would not be obligated to make these payments if these provisions are violated.

Other Payouts.  Senior managers will in all events also be entitled to the payouts of their pension and supplemental retirement accounts upon retirement and payout of their deferred compensation accounts upon termination of their employment.

DIRECTOR COMPENSATION

Director	Fees Paid in Cash	Stock Awards	Total

Paul R. Bonney, Esq.	$38,517	$5,293	$43,810
Douglas S. Brossman	36,037	1,764	37,801
Michael W. Gang, Esq.	32,727	5,293	38,020
Jeffrey R. Hines, P.E.	32,727	5,293	38,020
George W. Hodges	44,867	5,293	50,160
Jody L. Keller, SPHR	34,357	5,293	39,650
Robert F. Lambert	11,737	-	11,737
Erin C. McGlaughlin	35,997	5,293	41,290
Steven R. Rasmussen, CPA	39,927	5,293	45,220
Laura T. Wand	35,637	3,529	39,166
Ernest J. Waters	27,842	5,293	33,135

Director Fees Paid in Cash.  In consideration of the services provided to us, Directors who are not regular full-time employees are entitled to receive a retainer of $27,500 per year, payable quarterly.  In addition to the annual retainer, Board and Committee members are entitled to the fees in the table below for each meeting they attend.  Directors who are also current employees of the Company receive no additional compensation for Board service.

	Board	Executive Committee	Audit Committee	Nomination and Corporate Governance Committee	Compensation and Human Capital Committee
Chairperson	$2,500	$1,200	$1,800	$1,090	$1,090
Directors/Members	$810	$890	$950	$840	$840

Stock Awards.  The Board is authorized to grant equity-based compensation to non-employee Directors which vests immediately under a long-term incentive plan approved by shareholders in 2016.  The Board believes that director fees paid in equity will help to better align Board member objectives with those of shareholders.  The equity compensation is determined as a percentage of the annual retainer, with the number of shares based on the closing price of the stock on the grant date.  The grant amount is prorated in the event a non-employee Director has not served on the Board for the entire year.  Similar to the stock awards issued to the named executive officers discussed with the Summary Compensation Table, the non-employee Directors were issued stock awards on May 6, 2024 in the amount of 75% of 30% of the annual retainer, or $5,293, which amounted to 144 shares based on the closing price of the common stock of the Company of $36.76.  The shares vested immediately.  Directors Brossman and Wand were granted a prorated award based on his service as a Director beginning in May 2023 and September 2023, respectively.  Director Lambert was not granted an award based upon not accruing any service time in 2023.

No perquisites are provided to Directors.

There were seven (7) Board of Directors' Meetings during the calendar year 2024.  All Directors attended more than 75% of the scheduled Board of Directors and committee meetings held during his or her tenure as a Director.  In addition, all Directors then-serving attended the 2024 Annual Meeting of Shareholders.  All Directors are expected to attend the 2025 Annual Meeting of Shareholders, but attendance is not mandatory.

PAY VERSUS PERFORMANCE

In August 2022, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring companies to disclose the relationship between executive compensation actually paid and the Company’s financial performance.

The following table sets forth specified executive compensation and financial performance measures over a two-year lookback period.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (in thousands of dollars)
2024	$498,278	$481,509	$324,281	$313,616	$70.00	$20,325
2023	464,526	444,001	294,242	283,582	80.68	23,757
2022	437,771	425,592	301,975	299,217	92.10	19,580

Note:  The following tables reconcile the summary compensation table totals to compensation actually paid by adjusting for equity awards, for PEO Joseph T. Hand for each of 2022,2023, and 2024, and for Non-PEO NEOs Mark A. Wheeler and Matthew E. Poff for 2022 and Non-PEO NEOs Matthew E. Poff and Alexandra C. Chirauttini for 2023 and 2024.

2024	PEO	Non-PEO NEOs
Summary Compensation Table Total	$498,278	$324,281
Less: Grant-Date Fair Value of Equity Awards	(73,900)	(36,113)
Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year End	48,524	32,131
Fair Value of Equity Awards Granted During the Year that Vested During the Year	19,398	-
Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End	(7,680)	(5,095)
Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year	(3,111)	(1,588)
Compensation Actually Paid	$481,509	$313,616

2023	PEO	Non-PEO NEOs
Summary Compensation Table Total	$464,526	$294,242
Less: Grant-Date Fair Value of Equity Awards	(80,429)	(32,318)
Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year End	44,606	29,564
Fair Value of Equity Awards Granted During the Year that Vested During the Year	31,679	-
Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End	(10,988)	(5,553)
Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year	(5,393)	(2,353)
Compensation Actually Paid	$444,001	$283,582

2022	PEO	Non-PEO NEOs
Summary Compensation Table Total	$437,771	$301,975
Less: Grant-Date Fair Value of Equity Awards	(78,937)	(42,200)
Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year End	71,743	48,826
Fair Value of Equity Awards Granted During the Year that Vested During the Year	16,937	-
Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End	(8,069)	(3,453)
Change in Fair Value of Equity Awards Granted in Prior Years that Vested During the Year	(13,853)	(5,931)
Compensation Actually Paid	$425,592	$299,217

In 2024, the compensation actually paid to the PEO increased 8.4% from $444,001 to $481,509 and the average compensation actually paid to the non-PEO NEOs increased 10.2% from $283,582 to $313,616.  In comparison, net income decreased 14.4% from $23,757,000 to $20,325,000 and total shareholder return fell 13.2% from $80.68 to $70.00.  In 2023, the compensation actually paid to the PEO increased 4.3% from $425,592 to $444,001 and the average compensation actually paid to the non-PEO NEOs dropped 5.2% from $299,217 to $283,582.  In comparison, net income increased 21.3% from $19,580,000 to $23,757,000 and total shareholder return fell 12.4% from $92.10 to $80.68.  In 2022, the compensation actually paid to the PEO dropped 1.2% from $430,753 to $425,592 and the average compensation actually paid to the non-PEO NEOs increased 8.4% from $276,139 to $299,217.  In comparison, net income increased 15.3% from $16,984,000 to $19,580,000 and total shareholder return fell 7.9% from $100.00 to $92.10.

PROPOSAL 3
TO PROVIDE AN ADVISORY VOTE TO APPROVE THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve the following advisory resolution at the 2025 Annual Meeting of Shareholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including in the compensation tables and related narrative set forth under the caption “Compensation of Directors and Executive Officers,” is hereby APPROVED.”

As described in the “Compensation of Directors and Executive Officers” section above, the goal of our executive compensation programs is to attract, motivate and retain our senior management.  We believe that our combination of base salary, cash and stock based incentives and deferred compensation programs as detailed above properly support this goal while also providing increased value to our customers and shareholders.  In addition, our executive compensation compares favorably with that of our peers as discussed in detail in the “Compensation of Directors and Executive Officers” section contained in this proxy statement.

We encourage shareholders to read the Compensation of Directors and Executive Officers beginning on page 18 of the proxy statement and related compensation tables and narrative, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executives.

While the Board intends to carefully consider the shareholder vote and feedback from this “say-on-pay” proposal, such vote will not be binding on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.  However, the Compensation and Human Capital Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the approval, in an advisory capacity, of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4
TO ADOPT THE YORK WATER COMPANY
2025 LONG-TERM INCENTIVE PLAN

The 2025 Long-Term Incentive Plan (the “LTIP”) was originally established under the name Long‑Term Incentive Plan (the “2016 Plan”) and most recently adopted by the Company’s Board of Directors and approved by the Company’s stockholders on May 2, 2016.  The 2016 Plan was recently amended and restated to increase the number of shares available, extend its duration and to continue to reflect current best practices, renamed as the 2025 Long-Term Incentive Plan and adopted by the Board of Directors, upon recommendation by the Compensation and Human Capital Committee, on January 27, 2025 subject to stockholder approval.

The Compensation and Human Capital Committee, which will administer the LTIP, recommended the adoption of the LTIP after reviewing the 2016 Plan.  Based on that review, it was determined that additional shares would be required for the expected duration of the LTIP to provide future grants of stock options and other share-based awards to the Company’s directors, officers and employees.  As of February 28, 2025, approximately 55,786 shares remained available for issuance under the 2016 Plan.

The principal features of the LTIP are summarized below.  The summary is qualified in its entirety by the full text of the LTIP, which is set forth as Appendix A to this Proxy Statement.  The principal amendments were to increase by 150,000 the total number of shares of the Company’s common stock reserved for issuance as awards under the 2016 Plan, and to reflect changes relating to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) since the 2016 Plan was adopted.  To reflect current best practices, the LTIP also includes meaningful limits with respect to non-employee director compensation.  To further align compensation with performance, the LTIP prohibits the payment of dividends or dividend equivalents on unvested awards.  The LTIP change in control provisions were revised to include “double-trigger” provisions, under which certain awards vest only upon a termination of employment following a change in control.

The LTIP was adopted to advance the long-term success of The York Water Company, and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The LTIP is designed to: (1) encourage Company stock ownership by participants to further align their interest with the interests of shareholders; (2) ensure that compensation practices of the Company are competitive in the industry; and (3) assist in the attraction and retention of key employees vital to the Company’s success.  If approved by stockholders, the LTIP will become effective May 5, 2025.

Key Considerations in the Determination of Shares to be Authorized

In determining the number of shares to be authorized under the LTIP, the Compensation and Human Capital Committee considered the total shares outstanding, and the number of shares that would be required for the Compensation and Human Capital Committee to make grants over the next ten years.  The Compensation and Human Capital Committee determined that 150,000 additional shares, in combination with the number available under the 2016 Plan, which represents less than 2% of our total shares outstanding, would be sufficient at this time and would limit the dilution of our stockholders.

Summary of Material Terms

The following is a summary of the material terms of the LTIP.  The complete text of the LTIP is set forth in Appendix A to this proxy statement.

Administration. The LTIP will be administered by the Compensation and Human Capital Committee (the “Committee”) of the Board, or the full Board, provided that the full Board will administer the LTIP as it relates to awards to non-employee directors of the Company.  The Committee will have the authority to interpret the LTIP, to adopt rules, regulations and guidelines with respect to the LTIP, and to impose the terms and conditions on grants that it deems appropriate.  The Committee may delegate its powers and authorities under the LTIP to designated officers or employees of the Company, except with respect to grants to participants who are subject to Section 16(b) of the Securities Exchange Act of 1934.

Eligibility and Participation. Participation in the LTIP is limited to all officers, key employees of the Company who are designated by the Committee, and non-employee directors of the Company.  As of the date of this statement, ten non-employee directors and approximately 126 officers and employees of the Company will be eligible to participate in the LTIP.

Shares Available and Individual Limits. The LTIP provides for the issuance of 150,000 additional shares of common stock plus shares remaining available for issuance under the 2016 Plan immediately prior to shareholder approval of the LTIP, all of which may be granted in the form of incentive stock options.  Shares of common stock issued under the LTIP may be treasury shares or authorized but unissued shares.  No fractional shares will be issued.  The maximum number of shares of common stock subject to awards that may be granted to any participant in any one calendar year is 10,000.  Shares subject to stock options that terminate prior to exercise or with respect to other awards that terminate or are forfeited or for any other reason are not payable under the LTIP may again be made available under the LTIP.  Shares that are tendered or withheld in the payment of exercise price of any stock option or as satisfaction of applicable taxes and shares repurchased by the Company that have been designated for allocation to the LTIP will not be available for issuance under the LTIP.  Stock appreciation rights to be settled in shares are counted in full against the number of shares available for award under the LTIP regardless of the number of shares issued upon settlement of the stock appreciation right.

Directors who are not employees of the Company may not receive total compensation for any fiscal year of the Company that exceeds $150,000, which includes compensation received from awards under the LTIP.  Total compensation is the sum of (A) the grant date fair value of any equity or equity-based awards granted to the non-employee director during such fiscal year, (B) the amount of any cash-denominated Awards granted to the non-employee director during such fiscal year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any fiscal year, including any such amounts that are voluntarily deferred.

Adjustments Upon Certain Events. In the event of changes in the outstanding shares of the Company’s common stock due to stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, the number of shares subject to the LTIP, individual award limitations, and the number and price of shares subject to awards will be adjusted by the Committee.

Types of Awards. The LTIP provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, performance restricted stock grants and units, restricted stock grants and units, and unrestricted stock grants.

Stock Options. The Committee may award to selected participants nonqualified or incentive stock options; provided that incentive stock options may only be granted to employees of the Company.  Stock options granted under the LTIP will be exercisable at such times and upon such terms and conditions as may be determined by the Committee, but in no event will an option be exercisable later than ten years after the date it is granted.  The exercise price per share of common stock for any stock option awarded will not be less than 100% of the fair market value of a share of common stock on the day the stock option is granted.  The exercise price of any stock option granted pursuant to the LTIP may not be subsequently reduced by amendment or cancellation and surrender of the stock option in exchange for cash, other awards or stock options with a lower exercise price without shareholder approval, subject to the Committee’s authority to adjust or awards upon the occurrence of certain events as discussed above. No dividends or dividend equivalents shall be accrued or paid on stock options, stock appreciation rights or other purchase rights.

A participant may exercise a stock option by paying the exercise price in cash; by delivering shares to the Company that the participant owns ; in the discretion of the Committee, through an election to have shares withheld to pay the exercise price; or, in the discretion of the Committee, through a combination of these methods.

Stock Appreciation Rights. The Committee may grant stock appreciation rights in conjunction with stock options.  Each stock appreciation right will entitle the participant to surrender the stock option and to receive an amount equal to the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price of the stock option. Payment will be made in common stock or in cash or partly in common stock and partly in cash, as determined by the Committee.

Restricted Stock, Restricted Stock Units and Stock Awards. The Committee may grant restricted stock, restricted stock units and unrestricted grants of stock to officers and key employees subject to the terms and conditions as the Committee may determine.

Awards of restricted stock are actual common shares that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met.  Except for these restrictions and any others imposed by the Committee, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses.  Dividends declared payable on shares of restricted stock may not be paid prior to vesting of a restricted stock award, and will be reinvested to purchase additional shares of common stock that will be subject to the same terms and conditions as the restricted stock.

An award of restricted stock units represents a contractual obligation of the Company to deliver a number of common shares, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash.  Until common shares are issued to the participant in settlement of restricted stock units, the participant shall not have any rights of a stockholder of the Company with respect to the restricted stock units or the shares issuable thereunder.  Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both.  The Committee may provide that dividend equivalents will be paid or credited with respect to restricted stock units (which may be reinvested to purchase additional shares of common stock), but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Restricted Stock. The Committee may grant performance restricted stock to participants. Awards of performance restricted stock are actual common shares that are issued to a participant, but that are subject to forfeiture until they are both earned and vested.  The performance restricted stock is earned based on the achievement of pre-established performance goals during the relevant performance period and become vested on the last day of the performance period, provided that the participant remains employed through such date (or if the participant has terminated under certain limited circumstances during the performance period).  At the end of the performance period, the Committee determines the number of shares of performance restricted stock that have been earned and vested, and the shares, plus any additional shares accrued during the performance period as dividend equivalents, and the shares are delivered to the participant.  In no event will the number of shares of performance restricted stock that are deemed to be earned at the end of a performance period exceed 300% of the number of shares of performance restricted stock originally granted.

The participant will generally have all of the rights of a stockholder with respect to the performance restricted stock, including the right to vote the performance restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of performance restricted stock before they are earned and vested.  Dividends or dividend equivalents payable on performance based restricted stock or units may not be paid prior to vesting of the underlying award, and will be reinvested to purchase additional shares of common stock that will be subject to the same terms and conditions as the underlying award.

The performance restricted stock will be earned upon the achievement of pre-established goals that are based on one or more of the following: (i) total shareholder return, (ii) return on shareholders’ equity; (iii) return on capital; (iv) earnings per share; (v) revenue; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; (x) fair market value of common stock; and (xi) such other measures adopted by the Committee.  The Committee may adjust the performance goals to reflect significant unforeseen events.

Termination of Employment. A participant of the LTIP will have no right to exercise and stock option or stock appreciation right or receive payment for any performance restricted share, restricted unit or restricted stock award if the participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion.  Other rights and forfeitures are contained in the full plan document.  The LTIP is subject to the Company’s clawback policy.

Transferability. A participant in the LTIP may not transfer or assign for consideration any awards received under the LTIP.  A participant may transfer an award by will or by the laws of descent and distribution.  During a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise the participant’s award under the LTIP.  The Committee may provide that a participant may transfer stock options to family members or trusts that are owned by or for the benefit of family members as long as they are not transferred for consideration.

Change in Control. Unless the applicable award agreement provides otherwise, in the event the employment of a participant is terminated by the Company without “cause”, as defined in the LTIP,  during the two-year period following a change in control (as defined in the LTIP): (i) all stock options and stock appreciation rights will become immediately vested and exercisable in full; and (ii) all restrictions with respect to shares of restricted stock/units or other share-based awards which are then outstanding hereunder shall lapse, and such shares/units shall be fully vested and nonforfeitable.  Upon a change in control all restrictions with respect to performance shares/units which are then outstanding and for which performance periods are already completed shall lapse, and such shares/units, measured at actual performance achieved, shall be fully vested and nonforfeitable.  Unless the applicable award agreement provides otherwise, if a change in control occurs prior to the end of any performance period, with respect to all performance shares/units which are then outstanding hereunder, the maximum level of performance set forth with respect to each performance criterion under such performance shares/units shall be deemed to have been attained and such performance shares/units shall be converted into and remain outstanding as restricted stock units, subject to forfeiture unless the participant continues to be actively employed by the Company through the end of the original performance period, but subject to exception in the case of a termination of employment by the Company without cause, and such other exceptions as may be provided by the Committee.

Amendment and Termination. The Board may modify, amend, or terminate the LTIP at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of shareholders will be required to increase the maximum number of shares of common stock available for distribution under the LTIP.  No modification, amendment, or termination of the LTIP shall adversely affect the rights of a participant under a grant previously made to the participant without the consent of such participant.

Expiration of the LTIP. All rights under the LTIP must be granted within ten (10) years from its adoption date by the shareholders of the Company.  Any rights outstanding ten (10) years after the adoption of the LTIP may be exercised within the periods prescribed under or pursuant to the LTIP.

New Plan Benefits

Awards under the LTIP are not determinable in advance, as they will be made at the discretion of the Committee, Accordingly, we cannot currently determine the amount of awards that will be made under the LTIP.  The 2024 Grants of Plan Based Awards Table includes information for prior year grants with respect to the persons indicated therein under the 2016 Plan.

Registration with the SEC

The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of stock under the LTIP.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the LTIP, based upon the provisions of the Code as of the date of this proxy statement.  This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts.  LTIP participants should consult their tax advisor with respect to any state and local tax considerations or relevant federal tax implications of awards granted under the LTIP.

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code.  Option holders who do not dispose of their shares within two years of the date that the stock option was granted and within one year following the exercise of the stock option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes.  Where an option holder disposes of shares within two years after the grant date of those stock options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition.  Any gain in excess of that amount is a capital gain.  If a loss is recognized, there is no ordinary income, and such loss is a capital loss.  Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes except as provided below.

Nonqualified Stock Options. Stock options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status.  An option holder generally recognizes no taxable income as a result of the grant of the stock option.  On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date.  Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss.  No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant.  The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option except as provided below.

Restricted Stock, Restricted Stock Units and Performance Restricted Stock or Units. Any cash and the fair market value of any shares received by a participant in connection with restricted stock, restricted stock units or performance restricted stock or units are generally includible in the participant’s ordinary income.  In the case of restricted stock or performance restricted stock, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted.  In the case of restricted stock units or performance restricted stock units, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid.  Any dividends or dividend equivalents paid on unvested restricted stock, restricted stock units or performance restricted stock or units are also ordinary income for participants unless, with respect to restricted stock or performance restricted stock, the participant has elected to be taxed when the award was granted.  The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of vesting or payment of such awards except as provided below.

Deductibility of Compensation. The Company may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of awards under the LTIP, if, the employee is the Chief Executive Officer or Chief Financial Officer of the Company (or acts in such capacity) or is another “covered employee” as defined under the Code or was such an employee beginning in any year after 2017, if the total compensation paid to such employee exceeds $1,000,000.  In addition, if a “change of control” of the Company causes awards under the LTIP to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.

Code Section 409A. Awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under the LTIP may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation and tax penalties in the year the award vests. It is our intent that awards under the LTIP will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

The Board of Directors unanimously recommends a vote "FOR" the approval of The York Water Company 2025 Long-Term Incentive Plan.

DISCRETIONARY AUTHORITY

The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting.  The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth.  In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders must be received by the Company in writing no later than November 25, 2025.  In addition, all proposals will need to comply with Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

For a proposal to be timely for consideration at the annual meeting, but not included in the proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders, the Company’s Bylaws provide that we must have received the shareholder proposal or director nomination not less than ninety days nor more than one hundred and twenty days prior to the anniversary of our annual meeting, meaning between January 5, 2026 and February 4, 2026 for the 2025 annual meeting.  In the event that the 2025 annual meeting of shareholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of the 2025 Annual Meeting, proposals or nominations for the 2026 annual meeting must be received by us no earlier than the ninetieth day prior to the date of the 2026 annual meeting of shareholders or, if later, the date which is ten days after the day on which public announcement of the date of such meeting is first made.  All shareholder proposals and director nominations must also comply with the other requirements set forth in the Company's Bylaws.  Copies of the Company’s Bylaws can be obtained by submitting a written request to: Corporate Secretary, The York Water Company, 130 E. Market Street, York, PA 17401.

OTHER MATTERS

We offer a service approved by the SEC called householding.  This service allows shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials to receive only one copy of our Proxy Statement and Annual Report.  We believe this service provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.  If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge Financial Solutions, or Broadridge, by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Further information regarding the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which has been filed with the Securities and Exchange Commission.  The Form 10-K (including financial statements and schedules) may be obtained free of charge upon written or oral request by writing to:  Molly Houck, The York Water Company, 130 East Market Street, York, Pennsylvania 17401; or by telephone to Ms. Houck at (717) 718-2942.  Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee.  The Form 10-K is also available, free of charge, on the Investor Relations page of the Company’s website at www.yorkwater.com.

The Company’s Annual Report to Shareholders does not form part of the proxy solicitation materials.  The Annual Report to Shareholders is also available, free of charge, on the Investor Relations page of the Company’s website at www.yorkwater.com.

APPENDIX A

THE YORK WATER COMPANY
2025 LONG‑TERM INCENTIVE PLAN

ARTICLE I.
GENERAL PROVISIONS

1.1 ESTABLISHMENT AND PURPOSES

The York Water Company 2025 Long-Term Incentive Plan (hereinafter called the “Plan”) was originally established under the name Long-Term Incentive Plan (the “2016 Plan”) and most recently adopted by the Company’s Board of Directors and approved by the Company’s shareholders on May 2, 2016.  The 2016 Plan hereby is amended, restated and renamed as set forth herein, effective upon and subject to the approval of the Company’s shareholders.  The purposes of the 2025 Long-Term Incentive Plan (the “Plan”) are to advance the long term success of The York Water Company (the “Company” or “York”), and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The Plan is designed to:  (1) encourage Company stock ownership by Participants to further align their interest with the interests of shareholders of the Company, (2) ensure that compensation practices of the Company are competitive in the industry and (3) assist in the attraction and retention of key employees vital to the Company's success.

1.2 DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	“Board” means the Board of Directors of the Company.

(b) “Change in Control” means:  (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast more than fifty percent (50%) of the votes which all shareholders of York would be entitled to cast in the election of directors of York; (2) the transfer of ownership (in one transaction or a series of related transactions over a period of twelve months ending on the date of the most recent transaction) of 75% or more of the assets, other than intangible assets, including good will, of York to a transferee other than York or an entity of which a controlling interest is owned by York; provided that in addition, such transferred assets must also have 40% or more of the total gross fair market value of all of the assets of York, inclusive of the intangible assets; or (3) the date that a majority of members of York’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of York’s Board of Directors before the date of the appointment or election.

(c)	“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d)	“Committee” means the Compensation and Human Capital Committee of the Board.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Company” means York Water Company.

(g) “Disability” means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than six months under the Company's Salary Continuation policy or any future disability policy as enacted. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Company provided that the definition of “disability” applied under such insurance program complies with the requirements of the preceding sentence.

(h) “Dividend Equivalent” means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period.  All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(i) “Fair Market Value” means as of any date, so long as the Common Stock is traded on a nationally recognized securities exchange or automated dealer quotation system, the closing price of the Common Stock on that day.  If the Common Stock is not traded on such an exchange or system and is traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for that day.  If the Common Stock is not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee in good faith in the exercise of its reasonable discretion and in a manner consistent with Code Section 409A.

(j) “Incentive Stock Option” means a Stock Option that meets the definition under Section 422 of the Code.

(k) “Non Employee Director” means a member of the Board who is not an employee of the Company.

(l) “Nonqualified Stock Option” means a Stock Option that does not meet the definition of an Incentive Stock Option.

(m) “Participant” means any individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(n) “Performance Measures” shall mean the Performance Measures described in Section 4.4 of the Plan.

(o) “Performance Period” means, in relation to Performance Restricted Stock for any period for which performance goals have been established.

(p) “Performance Restricted Stock” or “Performance Restricted Shares” means a right granted to a Participant pursuant to Article IV.

(q) “Performance Restricted Stock Units” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Article V which is subject to a Restriction Period.

(r) “Restricted Stock Grant” or “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

(s) “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Article V which is subject to a Restriction Period.

(t) “Restriction Period” means in relation to the Performance Restricted Stock Grant or Restricted Stock Grant, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(u) “Retirement” means termination from employment with the Company at age sixty (60) or older.

(v) “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

(w) “Unrestricted Stock Grants” means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

(x) “Stock Option” means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

1.3 ADMINISTRATION

The Plan shall be administered by the Compensation and Human Capital Committee of the Board which shall consist of not fewer than three directors of the Company or the full Board; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors.  For purposes of the Plan, the term Committee shall refer to the Compensation and Human Capital Committee of the Board or the full Board, as the case may be.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.  Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate.  The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonqualified Stock Options.  The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4 TYPES OF GRANTS UNDER THE PLAN

Grants under the Plan may be in the form of any one or more of the following:

(a)	Nonqualified Stock Options

(b) Incentive Stock Options

(c) Stock Appreciation Rights

(d) Performance Restricted Stock Grants

(e) Performance Restricted Stock Units

(f) Restricted Stock Grants

(g) Restricted Stock Units

(h) Unrestricted Stock Grants

1.5 SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a) The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is the sum of (i) the number of shares of Common Stock available under the 2016 Plan immediately prior to shareholder approval of the Plan (as of February 28, 2025, 55,786 shares of Common Stock were available), subject to the counting, adjustment and substitution provisions of the 2016 Plan and (ii) 150,000 shares of Common Stock, all of which may be issued as Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards, Restricted Stock Units or Stock Awards, or in any combination of the foregoing.  The total number of shares authorized and the individual limitations included in the Plan are subject to adjustment as provided in Section 7.1 hereof.  Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares.  No fractional shares shall be issued under the Plan.

(b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan.  Any shares of Common Stock that have been granted as Restricted Stock Awards or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan.  Shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any award, (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, and (iii) shares of Common Stock not issued upon the net settlement or net exercise of SARs shall not be added to and shall not increase the number of shares of Common Stock available for issuance under the Plan. SARs to be settled in shares shall be counted in full against the number of shares available for award under the Plan regardless of the number of shares issued upon settlement of the SAR.

(c) The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards, Restricted Stock Units and Stock Awards in any one calendar year is 10,000. The foregoing limitation shall be subject to adjustment under Section 7.1.

1.6 ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

ARTICLE II.
STOCK OPTIONS

2.1 GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants.  The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors.  Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2 INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3 OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement (“Option Agreement”) between the Company and the Participant to whom such Stock Option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4 EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted.  If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (“10% Shareholder”), the exercise price of such Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Stock Option is granted.  The exercise price will be subject to adjustment in accordance with the provisions of Section 7.1 of the Plan.

2.5 EXERCISE OF STOCK OPTIONS

(a) Exercisability.  Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b) Exercise Term.  Each Option Agreement shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than ten (10) years after the date of the grant of the Stock Option.

(c) Exercise in the Event of Termination of Employment.

(i) Death:  Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii) Disability:  Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iii) Retirement:  Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the Stock Option must be exercised within three years following the Participant's termination of employment and prior to its expiration.  An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv) Other Terminations:  Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, Stock Options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option.  All options which are not exercisable on the date of termination shall be canceled.

(v) Extension of Exercise Period:  Notwithstanding all other provisions under Section 2.5(c), in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

(d) Exercise In the Event of a Change in Control: In the event the employment of a Participant is terminated by the Company without “cause” during the two-year period following a Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period established pursuant to this Section 2.5 and the Option Agreement. For purposes of this Section 2.5 “cause” means any termination of employment where it can be shown that the Participant has (i) willfully failed to perform his or her employment duties for the Company, (ii) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this definition, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

2.6 METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company.  The option price of each share acquired pursuant to a Stock Option shall be paid in full on the exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock, (iii) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option, or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above.  However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.  Common Stock acquired by the Participant which is identified as having been obtained through an Incentive Stock Option under this Plan and is still subject to the holding requirements under Section 422 of the Code may not be tendered in payment of the option price.

2.7 LIMITATION OF RIGHTS AS A SHAREHOLDER

No Participant shall have any rights to dividends, dividend equivalents, or other rights of a shareholder with respect to shares of Common Stock subject to a Stock Option until the Participant has given written notice of exercise of the Stock Option, has paid in full the option price for such shares of Common Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

ARTICLE III.
STOCK APPRECIATION RIGHTS

3.1 GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan.  Any Stock Appreciation Right granted in connection with a Stock Option shall be governed by the terms of the Option Agreement and the Plan.  A Stock Appreciation Right may be granted either concurrently with the grant of the related Stock Option or, if the related Stock Option is a Nonstatutory Stock Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Stock Option, and shall be granted at Fair Market Value in accordance with the requirements for exemption from Section 409A of the Code.  No dividends or dividend equivalents shall be accrued or paid on outstanding Stock Appreciation Rights or other purchase rights.

3.2 EXERCISE OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall become exercisable under the same terms and conditions governing the related Stock Option under Section 2 and the Option Agreement, but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option.  Further, the Stock Appreciation Right shall be exercisable only at the time and to the extent that the related Stock Option is exercisable, and in no event after the complete termination or full exercise of the related Stock Option.

3.3 METHOD OF EXERCISE

(a) Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price.  Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

(b) Upon the exercise of a Stock Appreciation Right and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan.  Upon the exercise or termination of the related Stock Option, the Stock Appreciation Right with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Stock Option was so exercised or terminated.

ARTICLE IV.
PERFORMANCE RESTRICTED STOCK

4.1 GRANT OF PERFORMANCE RESTRICTED STOCK

The Committee may from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Stock, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested.  For purposes of the Plan, Performance Restricted Shares shall be deemed to be “Earned” as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Measures established by the Committee relating to those Performance Restricted Stock.  Such Performance Restricted Stock shall be subject to the provisions of the Plan terms and conditions, and, if earned, a vesting period as the Committee shall determine.

4.2 PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Stock shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted.  The agreement shall specify the number of Performance Restricted Stock granted, the terms and conditions of the grant, the duration of the Performance Period, the Performance Measures to be achieved, and the vesting period applicable to shares of Common Stock Earned.

4.3 COMMON STOCK EQUIVALENT

Performance Restricted Stock shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable Performance Measures and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said shares in the name of the Participant and the Performance Measures and Performance Period that apply.  Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Stock are both Earned and vested.

4.4 PERFORMANCE MEASURES

Performance Restricted Stock awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures, including, but not limited to:  (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) revenue; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; (x) Fair Market Value of Common Stock; and (xi) such other measures adopted by the Committee.  The Committee shall determine a minimum performance level below which no Performance Restricted Stock shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Stock granted based upon the Company's performance.  The Committee may adjust the Performance Measures to reflect significant unforeseen events.

4.5 PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Stock.  Each such Performance Period shall commence as of the date determined by the Committee in its discretion.  There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year or other period covered by one or more other Performance Periods.  The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6 DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive Dividend Equivalents, which shall be reinvested in additional Performance Restricted Stock at the same time as such cash dividend is paid.  Performance Restricted Stock resulting from such dividend reinvestment shall be evidenced by an additional share certificate or by further book entry on the stock transfer records of the Company of Common Stock, bearing the appropriate restrictive legend, and shall be added to the other Performance Restricted Stock held in custody or showing on the Common Stock transfer records of the Company, and shall be held subject to the same terms, conditions and restrictions as the underlying Performance Restricted Stock and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Stock with respect to which such Dividend Equivalents were issued.

4.7 CONVERSION OF PERFORMANCE RESTRICTED SHARES

(a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Stock, if any, that have been earned on the basis of Company performance in relation to the established Performance Measures and that have become vested.  The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant’s name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Stock, plus additional shares due to Dividend Equivalents, Earned and vested as of the end of the Performance Period.  In no event shall such number exceed 300% of the shares contingently granted.

(b) Any Performance Restricted Stock being held in custody or entered on the stock transfer records of the Company, including the related additional stock due to Dividend Equivalents, that the Committee determines to have not been Earned and vested shall be canceled.

4.8 VESTING

Performance Restricted Stock that are Earned during the Performance Period will continue to be restricted property, subject to the Participant’s continued employment with the Company through the last day of the Performance Period or such later date provided in the award agreement, at which time the Performance Restricted Stock that were Earned will vest and become the unrestricted property of the Participant.  In the event the Participant’s employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant’s rights with respect to Performance Restricted Stock Earned in such Performance Period.  The Committee may accelerate or waive the Performance Measures attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9 OTHER TERMS AND CONDITIONS

Performance Restricted Stock shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Performance Restricted Stock agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the stock.

(b) Cash dividends paid with respect to Performance Restricted Stock shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Stock with respect to which such dividends were issued, provided, further, in no event will any dividends be paid until the vesting of the underlying Performance Restricted Stock Award

4.10 TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of stock earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which is the total number of full months in such Performance Period.  All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period.  In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Stock.

(b) If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Stock.

(c) Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Stock and waive in whole or in part any or all remaining restrictions.

4.11 TERMINATION OF EMPLOYMENT FOLLOWING A PERFORMANCE PERIOD

(a) In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Stock) shall immediately vest, and shares of Common Stock shall be issued to the Participant or the Participant’s designated beneficiary.

(b) If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Stock) which have not yet vested.  Shares of Common Stock which have vested shall be issued to the Participant.

(c) Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

4.12 CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all shares of Common Stock (which have been converted from Performance Restricted Shares Earned) not otherwise vested shall immediately vest as of the date of such Change in Control.   If a Change in Control occurs prior to the end of any Performance Period, with respect to all Performance Restricted Shares which are then outstanding hereunder, including those granted pursuant to Dividend Equivalents, the maximum level of performance set forth with respect to each Performance Measure under such Performance Restricted Shares shall be deemed to have been attained and such Performance Restricted Shares shall be converted into and remain outstanding as Restricted Stock, subject to forfeiture unless the Participant continues to be actively employed by the Company through the end of the original Performance Period, but subject to earlier vesting in the case of a termination of employment by the Company without “cause”, and such other exceptions as may be provided by the Committee.  For purposes of this Section 4.12 “cause” means any termination of employment where it can be shown that the Participant has (i) willfully failed to perform his or her employment duties for the Company, (ii) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud.  For purposes of this definition, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

ARTICLE V.
RESTRICTED STOCK GRANTS AND UNITS AND STOCK AWARDS

5.1 AWARD OF RESTRICTED STOCK AND UNITS AND STOCK GRANTS

The Committee may grant Restricted Stock, Restricted Stock Units and unrestricted Stock Grant to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award or Restricted Unit shall be subject to a Restriction Period.  Restricted Stock Awards, Restricted Units and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success.  The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2 RESTRICTED STOCK AND UNITS AWARD AND STOCK AWARD AGREEMENTS

Each Restricted Stock Award, Restricted Stock Unit and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted.  The agreement shall specify the number of shares or units awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award or Restricted Stock Unit, the Restriction Period, and the consequences of forfeiture.

5.3 AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions.  Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect.  After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

5.4 RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award.  The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5 RESTRICTED STOCK UNITS

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the award agreement.  Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an award agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

5.6 OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued, provided, further, in no event will any dividends be paid until the vesting of the underlying Restricted Stock Award.

5.7 TERMINATION OF EMPLOYMENT

(a) In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares or units (if any) determined by multiplying the full number of shares or units subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

(b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

(c) Notwithstanding Sections 5.7(a) and 5.7(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.8 CHANGE IN CONTROL PROVISIONS

In the event the employment of a Participant is terminated by the Company without “cause” during the two-year period following a Change in Control, all restrictions applicable to any outstanding Restricted Stock and Restricted Stock Units Award shall lapse as of the date of such termination of employment. For purposes of this Section 5.8 “cause” means any termination of employment where it can be shown that the Participant has (i) willfully failed to perform his or her employment duties for the Company, (ii) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this definition, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

ARTICLE VI.
TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1 TAX WITHHOLDING

(a) The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the award.  The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.

(b) At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock or Unit Awards or Stock Awards.

(c) Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

(i) withhold shares of Common Stock otherwise issuable to the Participant, or

(ii) by accepting delivery of shares of Common Stock previously owned by the Participant.

In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

(d) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion, may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

6.2 NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, Stock Awards or any other award otherwise distributable to such Participant.  It is the Company’s intent that the Plan, and each award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A.  Furthermore, awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the Company’s taxable year in which all performance and vesting restrictions were satisfied.

ARTICLE VII.
OTHER PROVISIONS

7.1 ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock or Unit Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant.  In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or with shareholder approval, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Option.  Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (i) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (ii) to reduce the exercise price of any outstanding Stock Option, or (iii) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

7.2 NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

7.3 NONTRANSFERABILITY

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option.  In the event a Stock Option is transferred as contemplated in this Section 7.3, such transfer shall become effective when approved by the Committee, and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution.  Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place.  As used in this Section 7.3, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

7.4 COMPLIANCE WITH GOVERNMENT REGULATIONS

(a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such state.

(c)  Notwithstanding that the Plan, and each award issued pursuant to the Plan, is intended to be exempt from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with the Company, shall be deferred to a date that is the first day following six months after the separation from service.  For all purposes under the Plan, a termination of employment shall mean a separation from service as defined by Section 409A of the Code.

7.5 RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient; provided, however, that a recipient of (i) an award of Performance Restricted Shares, or (ii) a Restricted Stock Award, evidenced only by book entry on the stock transfer records of the Company pursuant to Section 4.3 or Section 5.3, shall have the right to receive dividends on the shares of Common Stock underlying such award, and, to the extent not inconsistent with the relevant Performance Restricted Share agreement or Restricted Stock Award agreement, shall have all other rights of a shareholder in the Company, including the right to vote the shares, in accordance with Section 4.9 or Section 5.6; provided, however, in no event will any dividends be paid until the vesting of the underlying Performance Restricted Shares or Restricted Stock Award and any shares awarded pursuant to the Plan which have not vested.

7.6 UNFUNDED PLAN AND NON-EMPLOYEE DIRECTOR LIMITS

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds.  With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

A Non-Employee Director shall not receive total compensation for any fiscal year of the Company that exceeds $150,000.  For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based awards granted to such Non-Employee Director during such fiscal year, (B) the amount of any cash-denominated awards granted to such Non-Employee Director during such fiscal year, and (C) the amount of cash fees payable to such Non-Employee Director in respect of such service during any fiscal year, including any such amounts that are voluntarily deferred by the Non-Employee Director.

7.7 FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

7.8 OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

7.9 TERMINATION OF EMPLOYMENT – CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.8, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share, Restricted Unit or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion.  Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12-month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restriction Period for Restricted Stock Units or Awards or the end of the vesting period for Performance Restricted Shares, or (iii) the date of grant or payment with respect to Stock Awards) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest.  A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture.  Such a request shall fully describe the proposed activity and the Committee’s determination shall be limited to the specific activity so described.  The Committee’s right to require forfeiture under this Section 7.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee’s right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

7.10 FINANCIAL RESTATEMENT AND CLAWBACK

The Company will, in all appropriate circumstances, as determined by the Committee, and to the extent permitted by applicable law or any applicable securities exchange listing standards, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, require reimbursement or forfeiture of all or a portion of any award under the Plan, including any dividends earned or paid in connection with an award, where the Committee has determined that all of the following factors are present:  (i) the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement to which the Company is subject; (ii) the award, or its vesting or payment, was predicated upon the achievement of certain financial results that were the subject of the restatement, and such award, vesting or payment occurred or was received during the three-year period preceding the date the Company is required to prepare the restatement, and (iii) a smaller award, vesting or payment would have occurred or been made to the Participant based upon the restated financial results.  In each such instance, the Company will, to the extent deemed appropriate by the Committee, recover or cancel the amount(s) by which an award, or its vesting or payment, during the aforementioned three-year period exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, and the Participant shall be required to repay to the Company any such amount(s) received. In addition, all awards granted under this Plan, any property, including shares of Common Stock, received in connection with any exercise or vesting of, or lapse of restriction on, any awards, and any proceeds received from the disposition of any such property, shall be subject to any clawback policy adopted, and amended from time to time, by the Company.

ARTICLE VIII.
AMENDMENT AND TERMINATION

8.1 AMENDMENT AND TERMINATION

The Board may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan), increase the benefits that may be accrued to Participants under the Plan or materially modify the requirements for participation under the Plan.  No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to the Participant without the consent of such Participant.

ARTICLE IX.
EFFECTIVE DATE AND DURATION OF PLAN

9.1 EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of May 5, 2025, subject to its approval and adoption at the Annual Meeting of the shareholders on May 5, 2025.  All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company.  Any rights outstanding ten (10) years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

"That good York water"
SINCE 1816

THE YORK WATER COMPANY
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by The York Water Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63059-P22822 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

THE YORK WATER COMPANY

**Directors recommend a vote "FOR" Items 1, 2, 3, and 4.**

**Vote on Directors**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. TO ELECT FOUR NOMINEES AS DIRECTORS: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

Nominees:

01) Paul R. Bonney, Esq.
02) Jody L. Keller, SPHR
03) Steven R. Rasmussen, CPA
04) Robert F. Lambert

**Vote on Proposals**

5. To transact such other business as may properly come before the meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**2025 Annual Meeting Details**

**Monday, May 5, 2025**
**1:00 P.M. Eastern Time**

Free parking will be available in the Philadelphia Street Garage which is located at 17 West Philadelphia Street.

If you plan on attending the meeting, doors will open at 11:30 a.m. and a boxed lunch will be provided beginning at 12:00 p.m. Please RSVP either by checking the box on the proxy card and mailing in the enclosed envelope, or by contacting Molly Houck at (717) 718-2942 or by e-mail at mollyh@yorkwater.com.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

V63060-P22822

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE YORK WATER COMPANY**

**Proxy - Annual Meeting of Shareholders**
**May 5, 2025**

The undersigned, a Shareholder of The York Water Company, a Pennsylvania corporation (the "Company"), does hereby appoint Michael W. Gang, Esq., Erin C. McGlaughlin and Laura T. Wand and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 5, 2025 at 1:00 P.M. Eastern Time or at any adjournment thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.**

**(Continued and to be signed on reverse side)**